Exhibit 10.39

Execution Version

AMENDED AND RESTATED

SYNDICATED FACILITY AGREEMENT

in respect of the Syndicated Facility Agreement

dated 10 March, 2010

as amended and restated on 10 May, 2010

among

EQUINIX AUSTRALIA PTY LTD.

EQUINIX HONG KONG LIMITED

EQUINIX SINGAPORE PTE. LTD.

EQUINIX PACIFIC PTE. LTD.

EQUINIX JAPAN K.K.

as Borrowers

DBS BANK LTD.

ING BANK N.V., SINGAPORE BRANCH

THE ROYAL BANK OF SCOTLAND N.V.

GE COMMERCIAL FINANCE (HONG KONG) LTD.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED SINGAPORE BRANCH

HSBC BANK USA, N.A.

OVERSEA-CHINESE BANKING CORPORATION LIMITED

as Joint Mandated Lead Arrangers

DBS BANK LTD.

ING BANK N.V., SINGAPORE BRANCH

THE ROYAL BANK OF SCOTLAND N.V.

GE COMMERCIAL FINANCE (HONG KONG) LTD.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH

HSBC BANK USA, N.A.

as Joint Mandated Bookrunners

CITIBANK N.A., SINGAPORE

COMMERZBANK AKTIENGESELLSCHAFT, SINGAPORE BRANCH

INDIAN BANK

as Lead Arrangers

THE ORIGINAL LENDERS AS SPECIFIED HEREIN

and

THE ROYAL BANK OF SCOTLAND N.V.

as Facility Agent

9/F, Central Tower

28 Queen’s Road Central

Hong Kong

Execution Version

Execution Version

31.	Calculations and certificates	113

32.	Partial invalidity	114

33.	Remedies and waivers	114

34.	Amendments and waivers	114

35.	Confidentiality	115

36.	Counterparts	120

37.	Governing law	121

38.	Enforcement	121

Execution Version

SCHEDULE 14 REAL PROPERTY	57

SCHEDULE 15 INSURANCE POLICIES	60

SCHEDULE 16 FURTHER INDEBTEDNESS REQUEST	62

SCHEDULE 17 ASIA-PACIFIC GROUP STRUCTURE CHART	66

SCHEDULE 18 PRIMARY OBLIGOR GUARANTEE (THE “GUARANTEE”)	67

SCHEDULE 19 EXISTING L/C FACILITIES	71

SCHEDULE 20 FORM OF INTERCREDITOR AGREEMENT	72

SCHEDULE 21 AGREED SECURITY PRINCIPLES	68

Execution Version

THIS AGREEMENT is dated 10 March, 2010 as amended and restated on 10 May, 2010 and made between:

EQUINIX AUSTRALIA PTY LTD., an Australian corporation (“Equinix Australia”), EQUINIX HONG KONG LIMITED a Hong Kong company (“Equinix HK”), EQUINIX SINGAPORE PTE. LTD., a Singapore company (“Equinix Singapore”), EQUINIX PACIFIC PTE. LTD., a Singapore company (“Equinix Pacific”), and EQUINIX JAPAN K.K., a Japanese corporation (“Equinix Japan”, together with Equinix Australia, Equinix Hong Kong, Equinix Singapore and Equinix Pacific, each individually, a “Borrower” and collectively, the “Borrowers”),

DBS BANK LTD. as Joint Mandated Lead Arranger and Joint Mandated Bookrunner (“DBS”),

ING BANK N.V., SINGAPORE BRANCH as Joint Mandated Lead Arranger and Joint Mandated Bookrunner (“ING”),

THE ROYAL BANK OF SCOTLAND N.V. as Joint Mandated Lead Arranger and Joint Mandated Bookrunner (“RBS”),

GE COMMERCIAL FINANCE (HONG KONG) LTD. as Joint Mandated Lead Arranger and Joint Mandated Bookrunner (“GE”),

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED SINGAPORE BRANCH as Joint Mandated Lead Arranger and Joint Mandated Bookrunner (“HSBC”),

HSBC BANK USA, N.A. as Joint Mandated Lead Arranger and Joint Mandated Bookrunner (“HSBC N.A.”),

OVERSEA-CHINESE BANKING CORPORATION LIMITED as Joint Mandated Lead Arranger (“OCBC”),

CITIBANK N.A., SINGAPORE as Lead Arranger (“Citi”),

COMMERZBANK AKTIENGESELLSCHAFT, SINGAPORE BRANCH as Lead Arranger (“Commerzbank”),

INDIAN BANK as Lead Arranger (“IB”, together with DBS, ING, RBS, GE, HSBC, HSBC N.A., OCBC, Citi and Commerzbank, the “Arrangers”),

THE FINANCIAL INSTITUTIONS listed in Schedule 1 (List of Australian Dollar Lenders), Schedule 2 (List of HK Dollar Lenders), Schedule 3 (List of Singapore Dollar Lenders) and Schedule 4 (List of Yen Lenders) as lenders (“Original Lenders”), and

THE ROYAL BANK OF SCOTLAND N.V. as Facility Agent.

Execution Version

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 2 (Form of Obligor Accession Letter) to the Intercreditor Agreement.

“Administrative Borrower” means Equinix Singapore.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreed Conversion and Aggregation Method” means the method of aggregating the financial results of the Primary Obligors for the purposes of preparing the financial statements pursuant to Clause 19.1(d) (Financial Statements).

“Agreed Security Principles” means the principles set out in Schedule 21 (Agreed Security Principles).

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated 10 May, 2010, between, inter alios, the Borrowers, the Arrangers, the Original Lenders and the Facility Agent.

“Amendment and Restatement Date” means the date of the Amendment and Restatement Agreement.

“Annualized Leverage Ratio” means, at any date of determination, the ratio of (a) the aggregate of Consolidated Indebtedness of the Primary Obligors on such date calculated in accordance with the Agreed Conversion and Aggregation Method to (b) the sum of the Consolidated EBITDA of the Primary Obligors calculated in accordance with the Agreed Conversion and Aggregation Method for the six-month period ending on such date multiplied by two (2).

“Applicable Benchmark Rate” means BBSY, HIBOR, SOR or TIBOR, as the case may be, on the relevant Quotation Day.

“Applicable Margin” means the applicable percentage per annum as determined in accordance with Clause 9.1 (Calculation of Applicable Margin).

Execution Version

“Approved Currency” means, with respect to (i) the Australian Dollar Borrower, Australian Dollars (ii) the HK Dollar Borrower, HK Dollars, (iii) the Singapore Dollar Borrowers, Singapore Dollars and (iv) the Yen Borrower, Yen.

“Approved Currency Equivalent” means at any time as to any amount denominated in US Dollars, the equivalent amount in an Approved Currency calculated by the Facility Agent at such time using the Exchange Rate in effect on the Business Day (in the jurisdiction relevant to the Approved Currency) of determination.

“Asia-Pacific Group” means the Guarantor, its Subsidiaries in an Asia-Pacific Jurisdiction from time to time, and any Holding Company of a Primary Obligor.

“Asia-Pacific Group Structure Chart” means the group structure chart of the Asia-Pacific Group set out in Schedule 17 (Asia-Pacific Group Structure Chart).

“Asia-Pacific Jurisdiction” means any of Australia, Brunei, Cambodia, Hong Kong, India, Indonesia, Japan, Macau, Malaysia, Mongolia, New Zealand, People’s Republic of China, Philippines, Singapore, South Korea, Taiwan, Thailand or Vietnam.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 9 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Australian Dollars” or “AUD” means the lawful currency of Australia.

“Australian Dollar Borrower” means, in its capacity as the borrower of Australian Dollar Loans, Equinix Australia.

“Australian Dollar Lender” means each financial institution listed on Schedule 1 (List of Australian Dollar Lenders) (as amended from time to time), as well as any financial institution that has become an “Australian Dollar Lender” hereto, by the execution of an assignment or transfer to an Eligible Assignee in accordance with Clause 23 (Changes to the Lenders), other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an assignment or transfer. For the purposes of this Agreement, “Lender” includes each Australian Dollar Lender unless the context otherwise requires.

“Australian Dollar Loans” means the Tranche A Loans or Tranche B Loans made by the Australian Dollar Lenders to the Australian Dollar Borrower pursuant to the terms hereof.

Execution Version

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to the Tranche A Facility, the period commencing on the Signing Date and ending on the later to occur of (i) three (3) months after the Signing Date and (ii) thirty (30) days after the Syndication Closing Date; provided that such period shall end no later than 5 July 2010; and

(b)	in relation to the Tranche B Facility, the period commencing on the Signing Date and ending twenty four (24) Months following the Signing Date.

“Available Commitment” means with respect to each Lender, in relation to any Approved Currency under a Facility, the Commitment of such Lender under such Approved Currency, if any, under such Facility minus:

(a)	the Lender’s proportion of outstanding Loans under such Facility denominated in such Approved Currency; and

(b)	in relation to any proposed Utilisation, such Lender’s proportion of any Loans that are denominated in such Approved Currency under such Facility that are due to be made on or before the proposed Utilisation Date.

“Available Facility” means, with respect to an Approved Currency under a Facility, the aggregate for the time being of each Lender’s Available Commitment under such Approved Currency and Facility.

“BBSY” means, with respect to any Australian Dollar Loan for any Interest Period, the rate per annum for deposits in Australian Dollars for a period equal to or that most closely approximates the duration of such Interest Period which appears on Reuters screen BBSY (or such other page(s) as may replace that page as determined by the Facility Agent in consultation with the Administrative Borrower) as of 10:15 a.m., Sydney time on the relevant Quotation Day; provided that if such rate does not appear on that page, “BBSY” shall mean the rate expressed as a percentage to be the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) as supplied to the Facility Agent at its request quoted by at least two Reference Banks that are leading banks as the rate at which it is offered deposits in Australian Dollars and for the required period in the Australian interbank market at or about 11:00 a.m., Sydney time.

Execution Version

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Acquisition” by a Primary Obligor means:

(a)	the acquisition of (i) a company or (ii) any shares or securities in a company, following which such company is a Subsidiary of such Primary Obligor;

(b)	the acquisition of a business or undertaking as a going concern (which does not constitute Capital Expenditure); or

(c)	the establishment or incorporation of a company which undertakes an acquisition described under sub-paragraphs (a) or (b) above.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Sydney, Hong Kong, Singapore or Tokyo are authorized or required by law to close, except that in relation to any day on which a payment is to be made under the Finance Documents by a Primary Obligor, “Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks in the place where payment is to be made are authorized or required by law to close.

“Business Plan” means the business plan of the Primary Obligors (including details as to the proposed Capital Expenditure to be financed with the proceeds of the Tranche B Facility) in the form agreed between the Arrangers and the Administrative Borrower and delivered pursuant to Clause 4.1 (Initial Conditions Precedent).

“Capital Expenditure” means any expenditure or obligation (other than expenditure or obligations which are Business Acquisitions) in respect of expenditure which, in accordance with GAAP, is treated as capital expenditure.

“Casualty Event” means, with respect to a Primary Obligor, any involuntary loss of, damage to or destruction of, or any condemnation or other taking by any person of, an Internet Business Exchange of such Primary Obligor where such damage, destruction, condemnation or taking results, individually or in aggregate with any other such event affecting such Primary Obligor, in a loss of twenty per cent. (20%) or more of the Net Fixed Assets in any financial year of such Primary

Execution Version

Obligor at the time of such event (provided that any proceeds received in respect of any such event, and applied to replace or repair the affected assets or property in accordance with Clause 7.3 (Insurance Proceeds) in the same financial year, shall not be included in such loss calculation). “Casualty Event” shall include, but not be limited to, any taking of all or any part of an Internet Business Exchange of such Primary Obligor, in or by condemnation or other eminent domain proceedings required by law, or by reason of the temporary requisition of the use or occupancy of such Internet Business Exchange of such Primary Obligor by any person, civil or military where such condemnation, taking or eminent domain proceeding results, individually or in aggregate with any other such event affecting such Primary Obligor, in a loss of twenty per cent. (20%) or more of the Net Fixed Assets in any financial year of such Primary Obligor at the time of such event (provided that any proceeds received in respect of any such event, and applied to replace or repair the affected assets or property in accordance with Clause 7.3 (Insurance Proceeds) in the same financial year, shall not be included in such loss calculation).

“Change of Control” means any person or group of persons (other than, directly or indirectly, the Guarantor) acting in concert gaining direct or indirect control of another person. For the purposes of this definition:

(a)	“control” of any person means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than fifty per cent. (50%) of the maximum number of votes that might be cast at a general meeting of the such person; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of such person; or

(C)	give directions with respect to the operating and financial policies of such person with which the directors or other equivalent officers of such person are obliged to comply; and/or

(ii)	the holding beneficially of more than fifty per cent. (50%) of the issued share capital of such person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

(b)	“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in any person by any of them, either directly or indirectly, to obtain or consolidate control of such person.

Execution Version

“Closing Date” means the date of the Utilisation of the Tranche A Facility.

“Commitment” means the Tranche A Commitment and /or the Tranche B Commitment, as the context requires.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 10 (Form of Compliance Certificate).

“Confidential Information” means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file, electronic communication or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a form as set out in Schedule 12 (Form of Confidentiality Undertaking) or in any other form agreed between the Administrative Borrower and the Facility Agent.

Execution Version

“Consolidated EBITDA” has the meaning given to it in Clause 20.1 (Definitions).

“Consolidated Indebtedness” has the meaning given to it in Clause 20.1 (Definitions).

“Consolidated Interest Expense” has the meaning given to it in Clause 20.1 (Definitions).

“Debt Purchase Transaction” means in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Disposal” means a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

Execution Version

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means any:

(a)	declaration or payment of any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of a Primary Obligor’s Shares (or any class of its share capital);

(b)	repayment or distribution of any dividend or share premium reserve;

(c)	redemption, repurchase, defeasement, retirement or repayment of any of a Primary Obligor’s Shares or any resolution to do so;

(d)	repayment, prepayment or payment of any principal, interest or other amounts under or in respect of any Shareholder Loans;

(e)	payment of any royalties, licensing fees or other fees to any Person that is not a Primary Obligor (other than Management Fees).

“Eligible Assignee” means (a) any Lender, (b) an Affiliate of any Lender, and (c) another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; provided that an “Eligible Assignee” shall not include the Guarantor, any Primary Obligors or any of their Affiliates.

“Embargoed Jurisdiction” means a jurisdiction to which restrictions apply under US Federal law (including without limitation, regulations administered by the Bureau of Industry and Security of the US Department of Commerce, the Directorate of Defense Trade Control of the US Department of State, and the Office of Foreign Assets Control of the US Department of Treasury).

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

Execution Version

“Environmental Law” means any applicable law in any jurisdiction in which any Primary Obligor conducts business which relates to:

(a)	the pollution or protection of the Environment; or

(b)	the generation, handling, storage, use, release or spillage of any substance which, alone, or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Primary Obligor conducted on or from the properties owned or used by any Primary Obligor.

“Equinix Asia Pacific” means Equinix Asia Pacific Pte. Ltd., a company organised under the laws of Singapore with company registration number 200210224C.

“Equinix Australia” means Equinix Australia Pty. Limited ABN 25 092 807 264, an Australian corporation incorporated in the state of New South Wales.

“Equinix Australia Deed of Charge” means the deed of charge dated on or around the Closing Date between Equinix Australia and the Security Agent.

“Equinix Australia Share Mortgage” means the mortgage of shares dated on or around the Closing Date between Equinix Pacific USA and the Security Agent.

“Equinix HK” means Equinix Hong Kong Limited, a company with limited liability incorporated under the laws of Hong Kong with its registered address at Suite 6208, 62/F Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.

“Equinix HK Debenture” means the deed of charge dated on or around the Closing Date between Equinix HK and the Security Agent.

“Equinix HK Share Charge” means the charge of shares dated on or around the Closing Date between Equinix Pacific USA and the Security Agent.

“Equinix Japan” means Equinix Japan K.K., a Japan Kabushiki Kaisha, with company registration number 0107-01-014425.

“Equinix Japan Assignment” means the general assignment dated on or around the Closing Date between Equinix Japan and the lenders party thereto.

“Equinix Japan Share Pledge” means the pledge of shares dated on or around the Closing Date between Equinix Pacific USA, the Security Agent and the lenders party thereto.

Execution Version

“Equinix Pacific” means Equinix Pacific Pte. Ltd., a company organised under the laws of Singapore with company registration number 200001886W.

“Equinix Pacific Debenture” means the debenture dated on or around the Closing Date between Equinix Pacific and the Security Agent.

“Equinix Pacific Share Charge” means the charge of shares dated on or around the Closing Date between Equinix Singapore Holdings and the Security Agent.

“Equinix Pacific USA” means Equinix Pacific, Inc, a Delaware Corporation, with company registration number 99-0343311.

“Equinix Singapore” means Equinix Singapore Pte. Ltd., a company organised under the laws of Singapore with company registration number 200000041Z.

“Equinix Singapore Debenture” means the debenture dated on or around the Closing Date between Equinix Singapore and the Security Agent.

“Equinix Singapore Holdings” means Equinix Singapore Holdings Pte. Ltd., a company organised under the laws of Singapore with company registration number 200210471C.

“Equinix Singapore Share Charge” means the charge of shares dated on or around the Closing Date between Equinix Singapore Holdings and the Security Agent.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Exchange Rate” means the prevailing spot rate of exchange specified by the Facility Agent for the purpose of conversion of one currency to another, at or around 11:00 a.m. Sydney, Hong Kong, Singapore or Tokyo time in the case of a conversion involving Australian Dollars, HK Dollars, Singapore Dollars or Yen, respectively, on the date on which any such conversion of currency is to be made under this Agreement and taking into account any costs of such conversion.

“Existing Indebtedness” means the Financial Indebtedness described in Schedule 13 (Existing Indebtedness).

“Existing L/C Facilities” means the letter of credit and bank guarantee facilities as set out in Schedule 19 (Existing L/C Facilities) (including any refinancing or extension of such facilities provided that the aggregate principal amount of such facilities shall not at any time exceed US$3,000,000 (or the Approved Currency Equivalent)).

“Existing Security” means the Security described in Schedule 11 (Existing Security).

Execution Version

“Facility” means the Tranche A Facility and/or the Tranche B Facility as the context requires.

“Facility Office” means, with respect to an Approved Currency, the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement with respect to such Approved Currency.

“Fee Letter” means any letter or letters between certain of the Arrangers and the Borrowers (or the Facility Agent, Security Agent and the Borrowers) setting out any of the fees referred to in Clause 12 (Fees).

“Finance Document” means this Agreement, the Amendment and Restatement Agreement, any Fee Letter, any Accession Letter, the US Guarantee, the Security Documents, any Qualifying Hedging Agreement and any other document designated as such by the Facility Agent and the Administrative Borrower.

“Finance Party” means the Facility Agent, the Security Agent, an Arranger, a Lender and a counterparty providing a Permitted Treasury Transaction to a Borrower under a Qualifying Hedging Agreement.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any liability to redeem or purchase any redeemable share capital which is capable of being redeemed or purchased prior to the Termination Date;

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(h)	any Treasury Transaction (provided that, when calculating the value of such Treasury Transaction, only the marked to market value shall be taken into account);

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Further Indebtedness Request” means a notice substantially in the form set out in Schedule 16 (Further Indebtedness Request).

“GAAP” means, in respect of any financial statements of:

(a)	the Guarantor, the generally accepted accounting principles in the United States;

(b)	the Australian Dollar Borrower, the Hong Kong Dollar Borrower, the Singapore Dollar Borrowers and the Yen Borrower, the generally accepted accounting principles in Australia, Hong Kong, Singapore and Japan respectively; and

(c)	any Primary Obligor in a Qualifying Jurisdiction in which such Primary Obligor is incorporated, the generally accepted accounting principles in the Qualifying Jurisdiction,

in each case applied on a consistent basis.

“Group” means the Guarantor and its Subsidiaries from time to time.

“Guarantor” means Equinix Inc., a Delaware corporation, the parent company of the Borrowers.

“Hedging Agreement” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates, basis risk or commodity prices, either generally or under specific contingencies in respect of a Permitted Treasury Transaction.

“HIBOR” means, with respect to any HK Dollar Loan for any Interest Period, the rate per annum for deposits in HK Dollars for a period equal to or that most closely approximates the duration of such Interest Period which appears on Reuters page “HIBOR=R”(or such other page(s) as may replace that page as determined by the Facility Agent in consultation with the Administrative Borrower) as of 11:00 a.m., Hong Kong time on the relevant Quotation Day; provided that if such rate does not appear on that page, “HIBOR” shall mean the

Execution Version

rate expressed as a percentage to be the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) as supplied to the Facility Agent at its request quoted by at least two Reference Banks that are leading banks as the rate at which it is offered deposits in HK Dollars and for the required period in the Hong Kong interbank market at or about 11:00 a.m., Hong Kong time.

“HK Dollar Borrower” means, in its capacity as the borrower of HK Dollar Loans, Equinix Hong Kong.

“HK Dollar Lender” means each financial institution listed in Schedule 2 (List of HK Dollar Lenders) (as amended from time to time), as well as any financial institution that has become a “HK Dollar Lender” by the execution of an assignment or transfer to an Eligible Assignee in accordance with Clause 23 (Changes to the Lenders), other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an assignment or transfer. For the purposes of this Agreement, “Lender” includes each HK Dollar Lender unless the context otherwise requires.

“HK Dollar Loans” means the Tranche A Loans or Tranche B Loans made by the HK Dollar Lenders to the HK Dollar Borrower pursuant to the terms hereof.

“HK Dollars” or “HKD” means the lawful currency of Hong Kong.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Information Memorandum” means the document in the form approved by the Borrowers concerning the Guarantor and the Asia-Pacific Group which, at the Borrowers’ request and on their behalf, was prepared in relation to this transaction and distributed by certain of the Arrangers to selected financial institutions in connection with the syndication of the Facility.

“Insurance Policies” means those insurance policies listed in Schedule 15 (Insurance Policies) and all renewals and extensions thereof.

“Insurance Proceeds” means the proceeds of any physical loss or damage insurance policy.

“Intercreditor Agreement” means the intercreditor agreement dated on or around the Amendment and Restatement Date and made between, among others, the Original Lenders, the Guarantor, the Borrowers, the Facility Agent and the Security Agent substantially in the form set out in Schedule 20 (Form of Intercreditor Agreement).

Execution Version

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.4 (Default interest).

“Internet Business Exchange” means an internet business exchange co-location facility and business exchange owned or operated by any Primary Obligor and its ancillary administrative or other support services or any facility that as a result of technological changes is substantially equivalent, or a technological successor, to any of the foregoing.

“Investment” by a person means any (a) loan, advance or other extension of credit, or (b) any equity investment or capital contribution (by means of transfer of cash or other property)

“LTM Leverage Ratio” means, at any date of determination, the ratio of (a) the aggregate of Consolidated Indebtedness of the Primary Obligors on such date, calculated in accordance with the Agreed Conversion and Aggregation Method to (b) the sum of the Consolidated EBITDA of the Primary Obligors, calculated in accordance with the Agreed Conversion and Aggregation Method for the twelve (12) month period ending on such date.

“Leases” means any and all leases, subleases, tenancies, options, rental agreements, occupancy agreements, and any other agreements (including all amendments, extensions, replacements, renewals, and/or modifications thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property, including without limitation, any Site Leases.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Loan” means a Tranche A Loan, a Tranche B Loan, an Australian Dollar Loan, a HK Dollar Loan, a Singapore Dollar Loan and/or a Yen Loan, as the context requires.

“Majority Lenders” means:

(a)

if there are no Loans then outstanding, a Lender or Lenders whose US Dollar Equivalent Commitments aggregate more than 66 2/ 3% of the US Dollar Equivalent Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/ 3% of the US Dollar Equivalent Total Commitments immediately prior to the reduction); or

Execution Version

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/ 3% of the US Dollar Equivalent of all the Loans then outstanding.

“Management Fees” means, without prejudice to Clause 21.26 (Management Fees), any management or similar fees (whether in the form of cash, cash equivalents, shares or other property) paid by the Primary Obligors in respect of management services being any reimbursement for liabilities or amounts incurred by the provider of such services on behalf, or for the benefit, of the Primary Obligors.

“Material Adverse Effect” means a material adverse effect on:

(a)	the assets, business, operations, condition (financial or otherwise) of (i) the Guarantor or (ii) the Primary Obligors taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under the Finance Documents (with respect to any obligations for which there is an expressed date of performance, on the date such obligations are due to be performed); or

(c)	the validity or enforceability of any Finance Document, the rights or remedies of the Lenders under a Finance Document, or the ranking of any Security granted pursuant to any Security Document.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

Execution Version

“Net Fixed Assets” means at any time, with respect to a Primary Obligor the aggregate net book value of such Primary Obligor’s fixed assets, in each case as determined in accordance with GAAP and by reference to the most recent financial statements for such Primary Obligor delivered under Clause 19.1(a) or (b) (Financial Statements).

“New Lender” has the meaning given to it in Clause 23.1 (Assignments and Transfers by the Lenders).

“New Primary Obligor” has the meaning given to it in Clause 24.2 (New Primary Obligors).

“Non-Trading Group Company” means a member of the Asia-Pacific Group which does not trade or incur (for itself or as agent for any person) any liabilities or commitments (actual or contingent, present or future) and does not own, legally or beneficially, any material assets (including, without limitation, indebtedness owed to it).

“Obligations” means (a) the obligations of each Primary Obligor from time to time arising under or in respect of the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Primary Obligor under this Agreement and the other Finance Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Primary Obligor under or pursuant to this Agreement and the other Finance Documents.

“Obligor” means a Borrower, the Guarantor, a New Primary Obligor, Equinix Pacific USA and Equinix Singapore Holdings, and for the purposes of Clause 22 (Events of Default), “Obligor” shall also mean Equinix Asia Pacific.

“Original Financial Statements” means:

(a)	in relation to the Guarantor, (i) the audited consolidated financial statements of the Group for the financial year ended 31 December 2008 and (ii) the unaudited financial statements of the Group for the financial year ended 31 December 2009;

Execution Version

(b)	in relation to a Borrower (other than Equinix Japan), its audited financial statements for its financial year ended 31 December 2008 prepared in the relevant Approved Currency;

(c)	in relation to Equinix Japan, (i) the management accounts for the financial year ended 31 December 2008 prepared in Yen, and (ii) financial statements for its financial year ended 31 December 2008 prepared in Yen, in the form submitted to the relevant tax authorities in Japan; and

(d)	in relation to the Borrowers, the aggregated management accounts for the financial year ended 31 December 2009, prepared in accordance with the Agreed Conversion and Aggregation Method.

“Party” means a party to this Agreement.

“Permitted Business Acquisition” means a Business Acquisition by a Primary Obligor satisfying the following conditions:

(a)	any company acquired or incorporated (in each case the “Target Company”) or any business or undertaking acquired (the “Target Business”) which is engaged in, or following the completion of all transactions contemplated by such Business Acquisition will be engaged in, the internet data exchange business (as carried on by the Borrowers on the Signing Date);

(b)	the Administrative Borrower, has provided a Compliance Certificate certifying compliance with the financial covenants in Clause 20 (Financial Covenants) for the most recent Test Period then ended on a Pro Forma Basis;

(c)	no Default or Event of Default is outstanding on the date of, or will result from, such Business Acquisition;

(d)	if any Target Company (i) is incorporated in a Qualifying Existing Jurisdiction, or (ii) is incorporated in a Qualifying Jurisdiction and the Purchase Consideration (or any part thereof) for such Business Acquisition is funded, or in the case of any liabilities, is assumed, by the Primary Obligors, in each case, such Target Company accedes to this Agreement as a new Primary Obligor in accordance with Clause 24.2 (New Primary Obligors);

(e)

the Purchase Consideration for any such Business Acquisition in respect of which a Target Company is required to accede to this Agreement pursuant to paragraph (d) above, does not exceed when aggregated with the Purchase Consideration of any other such Business Acquisitions

Execution Version

made by all the Primary Obligors in the same financial year (the “Annual Aggregate Purchase Consideration”), fifty per cent. (50%) of the aggregate Net Fixed Assets of the Primary Obligors at the time of such Business Acquisition, provided that if the Annual Aggregate Purchase Consideration exceeds thirty per cent. (30%) of the aggregate Net Fixed Assets of the Primary Obligor at the time of such Business Acquisition, this paragraph (e) shall only be satisfied if (i) such Primary Obligor delivers to the Lenders the Due Diligence Reports in respect of such Business Acquisition and (ii) the Majority Lenders provide their prior written consent to such Business Acquisition (such consent not to be unreasonably withheld or delayed, it being understood that such consent is not required any earlier than fourteen (14) days after delivery of such Due Diligence Reports) (and for purposes of this paragraph (e), “Due Diligence Reports” means, in respect of a relevant Business Acquisition, (A) the report considered by the board of directors of the Guarantor to be the final management report, assessment and presentation delivered by the relevant Primary Obligor on the relevant Target Company or Target Business, and (B) any legal opinions and accounting due diligence reports or memorandums prepared by external advisors to the relevant Primary Obligor or the Guarantor on the relevant Target Company or Target Business; and

(f)	with respect to any Business Acquisition in respect of which a Target Company is not required to accede to this Agreement pursuant to paragraph (d) above or has not voluntarily acceded pursuant to Clause 24.2 (New Primary Obligors), (i) the sale and purchase agreement and any related documentation relating to such Business Acquisition is not entered into by any Primary Obligor, and (ii) no Primary Obligor has incurred, or shall incur, any liabilities (actual or contingent) as a result of such Business Acquisition; provided that, any Primary Obligor may establish or incorporate a limited liability company (without recourse to any Primary Obligor and such company is not and shall not become a Primary Obligor) for the purpose of entering into such sale and purchase agreement and related documentation.

“Permitted Disposal” means a Disposal:

(a)	made in the ordinary course of trade of the disposing entity;

(b)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(c)	made by one Primary Obligor to another Primary Obligor; or

Execution Version

(d)	of assets of a Primary Obligor, provided that the consideration received for all assets of such Primary Obligor so disposed of in any financial year shall not exceed (i) when aggregated with the consideration for all asset disposals of such Primary Obligor in the same financial year, US$5,000,000 (or its Approved Currency Equivalent), or (ii) when aggregated with the consideration for all asset disposals of all the Primary Obligors in the same financial year, US$25,000,000 (or its Approved Currency Equivalent).

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)	arising under the Finance Documents;

(b)	arising under a Permitted Loan;

(c)	arising under the Permitted Treasury Transactions;

(d)	arising under any Shareholder Loans;

(e)	arising under the Existing L/C Facilities;

(f)	(i) incurred by any Primary Obligor in the ordinary course of trade, (ii) under bank guarantees or letters of credit, and (iii) that is secured either (A) under the Security Documents and on the basis provided for in the Intercreditor Agreement (including, without limitation, the accession by the relevant creditors to the Intercreditor Agreement), (B) by the cash of a Primary Obligor (provided the aggregate principal amount so secured under this sub-paragraph (B) when aggregated with the aggregate principal amount of all other such Financial Indebtedness incurred by all Primary Obligors and secured under this sub-paragraph (B), does not exceed US$5,000,000), or (C) by the cash of any member of the Group which is not a Primary Obligor, provided the aggregate principal amount incurred under this paragraph (f) of which, when aggregated with the aggregate principal amount all other such Financial Indebtedness incurred by all Primary Obligors under this paragraph (f), does not exceed US$20,000,000;

(g)	(i) incurred by any Primary Obligor in the ordinary course of trade, under an overdraft facility, short term loan facility, or any other facility required in connection with the ordinary course of trade of the Primary Obligor for working capital purposes, (ii) that is unsecured, and (iii) the aggregate principal amount of which, when aggregated with the aggregate principal amount all other such Financial Indebtedness incurred by all Primary Obligors under this paragraph (g), does not exceed US$10,000,000;

Execution Version

(h)	incurred by a Primary Obligor or Primary Obligors at any time after the date falling eighteen (18) months after the Signing Date, provided that such Primary Obligor or Primary Obligors provides a Further Indebtedness Request to the Facility Agent relating to the proposed incurrence of such Financial Indebtedness no later than ten (10) Business Days prior to such proposed incurrence confirming that (A) no Default has occurred or would arise from the incurrence or creation of such Financial Indebtedness; (B) the Primary Obligor or Primary Obligors are in compliance with the financial covenants in Clause 20 (Financial Covenants) for the most recent Test Period then ended on a Pro Forma Basis; and (C) each of (i) the last day of the weighted average life, and (ii) the final maturity date of such Financial Indebtedness falls, on or after the Termination Date, and provided further that the creditors of such Financial Indebtedness have acceded to the Intercreditor Agreement in accordance with the terms thereof; or

(i)	of any company acquired by a Primary Obligor pursuant to a Permitted Business Acquisition after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or its maturity date extended in contemplation of, or since, that acquisition, and either (i) such Financial Indebtedness is outstanding only for a period of one (1) Month following the date of acquisition or (ii) the requirements of paragraph (h) above have been satisfied with respect to such Financial Indebtedness (as if it was incurred on the date of acquisition).

“Permitted Guarantee” means:

(a)	the endorsement of negotiable instruments in the ordinary course of trade;

(b)	any performance or similar bond guaranteeing performance by a member of the Asia-Pacific Group under any contract entered into in the ordinary course of trade; or

(c)	any guarantee or indemnity under the Finance Documents.

“Permitted Investment” means:

(a)	any Permitted Loan;

(b)	any equity investment in, or capital contribution to, a Primary Obligor;

(c)	any Permitted Business Acquisition; and

(d)	any Permitted Joint Venture.

Execution Version

“Permitted Joint Venture” means the establishment or incorporation of a joint venture entity with the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed), it being understood and agreed that any actual or potential business competition between such joint venture entity and the Primary Obligors is a basis on which such consent may be withheld.

“Permitted Loan” means

(a)	an intercompany loan made by a Primary Obligor to another Primary Obligor which is unsecured and subordinated in right of payment and upon liquidation to the amounts payable to the Finance Parties under the Finance Documents in accordance with the Intercreditor Agreement;

(b)	an intercompany loan made by a Primary Obligor to a member of the Asia-Pacific Group that is not a Primary Obligor provided that:

(i)	the aggregate principal amount of such intercompany loan, together with all such intercompany loans made by Primary Obligors to members of the Asia-Pacific Group that are not Primary Obligors, does not, at any time, exceed US$10,000,000;

(ii)	no Default or Event of Default is outstanding on the date of, or will result from such intercompany loan;

(iii)	such intercompany loan is payable on demand, and

(iv)	such Primary Obligor’s rights under such intercompany loan are assigned to the Finance Parties as security for the Obligations in accordance with and subject to the Agreed Security Principles.

“Permitted Share Transaction” means a private sale or issuance of Shares that (i) does not cause the occurrence of a Change of Control, and (ii) are pledged to the Security Agent to secure the Obligations.

“Permitted Treasury Transaction” means:

(a)	any hedging transaction entered into by a Borrower for the purpose of hedging up to one hundred per cent. (100%) of its actual exposure to interest rate, basis rate and/or currency liabilities in respect of any Financial Indebtedness described in paragraphs (a), (b), (e), (f), (g), (h) or (i) of the definition of “Permitted Financial Indebtedness”; or

(b)	any foreign exchange transaction for spot or forward delivery entered into by a Borrower for the purpose of protecting up to one hundred per cent. (100%) of its actual exposure to fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of business, but not a foreign exchange transaction for investment or speculative purposes.

Execution Version

“Primary Obligors” means the Borrowers and any New Primary Obligors.

“Primary Obligor Guarantee” means the guarantee substantially in the form set out in Schedule 18 (Primary Obligor Guarantee).

“Pro Forma Basis” means, for purposes of calculating any financial term or item set forth in Section 20.1 (Definitions) or compliance with any financial covenant or ratio set forth in this Agreement, in each case with respect to any Test Period:

(a)	any Financial Indebtedness to be assumed in connection with a Permitted Business Acquisition, a Voluntary Accession, or incurred under paragraph (h) of “Permitted Financial Indebtedness” shall be deemed (i) for purposes of calculating Consolidated Interest Expense, Debt Service and Finance Charges (as defined in Clause 20.1 (Definitions)), to have been assumed or incurred (as applicable) on the first day of such Test Period and to be outstanding through the last day of such Test Period, and (ii) for purposes of calculating Consolidated Indebtedness, or in respect of any incurrence of Financial Indebtedness in connection with a Permitted Business Acquisition of a Target Business with no historical Consolidated EBITDA or in connection with Capital Expenditure or working capital, to have been assumed or incurred (as applicable) on the last day of such Test Period;

(b)	any Distribution shall be deemed to have been made on the last day of such Test Period;

(c)	(i) any Target Company (with respect to a Permitted Business Acquisition) or New Primary Obligor (with respect to a Voluntary Accession) shall be deemed a Primary Obligor, and (ii) any Target Business (with respect to a Permitted Business Acquisition) shall be deemed acquired by the relevant Primary Obligor, in each case, on the last day of such Test Period for purposes of (A) calculating Total Equity (as defined in Clause 20.1 (Definitions)), and (B) calculating the aggregate book value of all fixed assets of Primary Obligors on a consolidated basis which are subject to the Transaction Security (but only to the extent the fixed assets of such Target Company, New Primary Obligor and Target Business become subject to the Transaction Security);

(d)	subject to paragraphs (a)(ii) and (c) above, any Target Company (with respect to a Permitted Business Acquisition) or any New Primary Obligor (with respect to a Voluntary Accession) shall be treated as a Primary Obligor from the first day of such Test Period; and

Execution Version

(e)	subject to paragraphs (a)(ii) and (c) above, any Target Business (with respect to a Permitted Business Acquisition) shall be deemed acquired by the relevant Primary Obligor on the first day of such Test Period, and “Target Company” and “Target Business” shall have the meaning given to such terms in the definition of “Permitted Business Acquisition”.

“Pro Rata Basis” means with respect to a repayment or prepayment of any Loan, or cancellation of any Commitment, the making of such repayment or prepayment or application of such cancellation against outstanding Loans or Available Commitments of all Lenders (unless otherwise specified, under both Facilities and all Approved Currencies) on a pro rata basis based on the following with respect to the outstanding Loans (if any) or Available Commitment (if any) of a Lender under a Facility in an Approved Currency:

(a)	in the case of a repayment or prepayment, an amount equal to the aggregate amount of such repayment or prepayment multiplied by the quotient obtained by dividing (i) such Lender’s aggregate principal US Dollar Equivalent amount of outstanding Loans under such Facility in such Approved Currency, by (ii) the aggregate principal US Dollar Equivalent amount of Loans under both Facilities (or, in the case of paragraph (a) of Clause 6.1 (Repayment of Loans), the relevant Facility) and in all Approved Currencies then drawn and outstanding; and

(b)	with respect to a cancellation, an amount equal to the aggregate amount of such cancellation multiplied by the quotient obtained by dividing (i) such Lender’s aggregate US Dollar Equivalent amount of Available Commitment under such Facility in such Approved Currency, to (ii) the aggregate US Dollar Equivalent amount of Commitment under both Facilities and in all Approved Currencies.

“Purchase Consideration” means, in respect of a Business Acquisition, the consideration for such Business Acquisition, which shall include, without limitation (a) the amount of cash consideration (including the fair market value of any consideration in kind or shares), (b) the amount of associated costs and expenses, and (c) the amount of assumed Financial Indebtedness and other assumed actual or contingent liability, in each case with respect to such Business Acquisition.

“Qualifying Existing Jurisdiction” means any of Australia, Hong Kong, Singapore and Japan.

“Qualifying Hedging Agreement” means a Hedging Agreement entered into by a Borrower with a Qualifying Hedge Counterparty.

Execution Version

“Qualifying Hedge Counterparty” means a counterparty to a Hedging Agreement that is, at the time of entry into a Hedging Agreement, an Arranger or a Lender.

“Qualifying Jurisdiction” means any jurisdiction:

(a)	which is either (i) a Qualifying Existing Jurisdiction; or (ii) an Asia-Pacific Jurisdiction and in which any proposed New Primary Obligor is incorporated and the applicable laws of which:

(A)	permit such proposed New Primary Obligor to accede to this Agreement and the Intercreditor Agreement, and assume all obligations under such Finance Documents (including without limitation the obligations under the Primary Obligor Guarantee);

(B)	(A) permit such proposed New Primary Obligor to grant and perfect security over such of its assets as Security for the Obligations for the benefit of the Finance Parties in accordance with the Agreed Security Principles, (provided that security shall be deemed not able or permitted to be granted or perfected to the extent that it would, in the reasonable opinion of the Facility Agent, after consultation with the Administrative Borrower (in each case taking advice from legal counsel in the relevant jurisdiction)) result in (I) any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations (or analogous restrictions) of any applicable jurisdiction; or (II) a significant risk to the officers of the relevant grantor of Security of contravention of their fiduciary duties and/or of civil or criminal liability), and (B) permit the shareholder of such proposed New Primary Obligor to grant security over its shares in such proposed New Primary Obligor;

(C)	permit the enforcement of the Primary Obligor Guarantee or such Security (or exercise of any rights thereunder), and the recovery of proceeds as a result thereof and application of such proceeds against the Obligations; and

(b)	which is not an Embargoed Jurisdiction.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, three (3) Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one (1) day, the Quotation Day will be the last of those days).

Execution Version

“Real Property” has the meaning given to it in Clause 18.15 (Properties).

“Reference Banks” means each of DBS, ING and RBS.

“Relevant Interbank Market” means, with respect to (i) Australian Dollars, the Sydney interbank market; (ii) HK dollars, the Hong Kong interbank market; (iii) Singapore Dollars, the Singapore interbank market; and (iv) Yen, the Tokyo interbank market.

“Repeating Representations” means each of the representations set out in Clause 18 (Representations) other than Clause 18.8 (Deduction of tax), Clause 18.9 (No filing or stamp taxes), Clause 18.11(b) (No Misleading Information), Clause 18.11(c) (No Misleading Information), Clause 18.12(a) (Financial Statements), Clause 18.12(b) (Financial Statements), Clause 18.15(b) (Properties), Clause 18.20 (Environmental laws), Clause 18.24(a) (Ranking), Clause 18.26 (Tranche A) and Clause 18.28 (Asia-Pacific Group Structure Chart).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Secured Property” means all the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Agent” means The Royal Bank of Scotland N.V..

“Security Documents” means (a) the Equinix Australia Deed of Charge, (b) the Equinix Australia Share Mortgage, (c) the Equinix HK Debenture, (d) the Equinix HK Share Charge, (e) the Equinix Singapore Debenture, (f) the Equinix Singapore Share Charge, (g) the Equinix Pacific Debenture, (h) the Equinix Pacific Share Charge, (i) the Equinix Japan Assignment, (j) the Equinix Japan Share Pledge, (k) the Intercreditor Agreement and (l) (i) each other security document or pledge agreement or guarantee delivered in accordance with applicable law to grant a security interest in any property as security for the Obligations, and all financing statements or instruments of perfection, in each case as required by this Agreement, the Security Documents, (ii) any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Documents and any guarantee under applicable law with respect to the Obligations, and (iii) any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest on any property as security for the Obligations.

Execution Version

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 6 (Requests) given in accordance with Clause 10 (Interest Periods).

“Shareholder” means the Guarantor and any of its Subsidiaries or Affiliates (other than any Primary Obligor).

“Shareholder Bridge Loan” means a loan made by or on behalf of the Shareholders to any Primary Obligor on or after the Signing Date, but no later than the day immediately prior to the initial Utilisation Date.

“Shareholder Loans” means (a) any loan, advance or other extension of credit made by or on behalf of the Shareholders to any Primary Obligor and which is unsecured and subordinated in right of payment and upon liquidation to the amounts payable to the Finance Parties under the Finance Documents in accordance with the Intercreditor Agreement, whether made before, on, or after the Signing Date, and (b) any Shareholder Bridge Loan.

“Shares” means the issued shares of any class of the capital of a Primary Obligor.

“Signing Date” means 10 March, 2010.

“Singapore” means the Republic of Singapore.

“Singapore Dollar Borrowers” means, in their capacity as the borrowers of the Singapore Dollar Loans, Equinix Singapore and Equinix Pacific.

“Singapore Dollar Lenders” means each financial institution listed in Schedule 3 (List of Singapore Dollar Lenders) (as amended from time to time), as well as any financial institution that has become a “Singapore Dollar Lender” hereto by the execution of an assignment or transfer to an Eligible Assignee in accordance with Clause 23 (Changes to the Lenders), other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an assignment or transfer. For the purposes of this Agreement, “Lender” includes each Singapore Dollar Lender unless the contract otherwise requires.

“Singapore Dollar Loans” means the Tranche A Loans or Tranche B Loans made by the Singapore Dollar Lenders to the Singapore Dollar Borrowers pursuant to the terms hereof.

“Singapore Dollars” or “SGD” means the lawful money of Singapore.

Execution Version

“Site Lease” means a Lease in respect of an Internet Business Exchange.

“SOR” means with respect to any Singapore Dollar Loan for any Interest Period, the rate per annum for deposits in Singapore Dollars for a period equal to or that most closely approximates the duration of such Interest Period which appears on Reuters page ABSIRFIX01 (or such other page(s) as may replace that page as determined by the Facility Agent in consultation with the Administrative Borrower) as of 11:00 a.m., Singapore time on the relevant Quotation Day; provided that if such rate does not appear on that page, “SOR” shall mean the rate expressed as a percentage to be the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) as supplied to the Facility Agent at its request quoted by at least two Reference Banks that are leading banks as the rate at which it is offered deposits in Singapore Dollars and for the required period in the Singapore interbank market at or about 11:00 a.m., Singapore time.

“Specified Time” means:

(a)	with respect to an Australian Dollar Loan, 11.00 a.m. (Sydney time) on the relevant date;

(b)	with respect to a HK Dollar Loan, 11.00 a.m. (Hong Kong time) on the relevant date;

(c)	with respect to a Singapore Dollar Loan, 11.00 a.m. (Singapore time) on the relevant date; and

(d)	with respect to a Yen Loan, 11.00 a.m. (Tokyo time) on the relevant date.

“Subsidiary” means in relation to a company or a corporation, a company or a corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than (or, for the purposes of the definition of “Affiliate” as used in Clause 23.1 (Assignments and Transfers by the Lenders) and Clause 35 (Confidentiality) only, at least) 50% of the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of a majority of its board of directors or equivalent body.

Execution Version

“Syndication Closing Date” means the earlier of (a) the date that the Arrangers confirm that primary syndication of the Facility has closed, and (b) 30 June 2010.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the date falling sixty (60) Months from the Signing Date.

“Test Period” means, for any determination under this Agreement, the period of four consecutive financial quarters of a Primary Obligor ending on each of March 31, June 30, September 30 or December 31.

“TIBOR” means with respect to any Yen Loan for any Interest Period (a) the interest rate offered for Yen deposits for a period equal to or that most closely approximates the applicable Interest Period which appears on the screen display designated as “Reuters Screen TIBM” under the caption “Average of 10 Banks” on the Reuters Service (or such other screen display or service as may replace it for the purpose of displaying Tokyo interbank offered rates of prime banks for Yen deposits as determined by the Facility Agent in consultation with the Administrative Borrower) at or about 11:00 am (Tokyo time) on the relevant Quotation Day or (b) if no such interest rate is available on the Reuters Service (or such replacement), the interest rate offered for Yen deposits for a period equal to or that most closely approximates the applicable Interest Period which appears on the screen display designated as “Euro-Yen TIBOR” on page 23070 of the Telerate Service published by the Japanese Bankers Association (or such other screen display or service as may replace it for the purpose of displaying Tokyo interbank offered rates of prime banks for Yen deposits) at or about 11:00 am (Tokyo time) on the relevant Interest Rate Setting Date.

“Total Commitments” means the aggregate of the Commitments.

“Tranche A Commitment” means, with respect to:

(a)	an Australian Dollar Lender, the amount specified by its name and designated “Tranche A Commitment” in Schedule 1 (List of Australian Dollar Lenders), to the extent not transferred, cancelled or reduced under this Agreement;

(b)	a HK Dollar Lender, the amount specified by its name and designated “Tranche A Commitment” in Schedule 2 (List of HK Dollar Lenders), to the extent not transferred, cancelled or reduced under this Agreement;

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(c)	a Singapore Dollar Lender, the amount specified by its name and designated “Tranche A Commitment” in Schedule 3 (List of Singapore Dollar Lenders), to the extent not transferred, cancelled or reduced under this Agreement; and

(d)	a Yen Lender, the amount specified by its name and designated “Tranche A Commitment” in Schedule 4 (List of Yen Lenders), to the extent not transferred, cancelled or reduced under this Agreement.

“Tranche A Facility” means the term loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

“Tranche A Loan” means a loan made or to be made under the Tranche A Facility or the principal amount outstanding for the time being of that loan.

“Tranche B Commitment” means, with respect to:

(a)	an Australian Dollar Lender, the amount specified by its name and designated “Tranche B Commitment” in Schedule 1 (List of Australian Dollar Lenders), to the extent not transferred, cancelled or reduced under this Agreement;

(b)	a HK Dollar Lender, the amount specified by its name and designated “Tranche B Commitment” in Schedule 2 (List of HK Dollar Lenders), to the extent not transferred, cancelled or reduced under this Agreement; and

(c)	a Singapore Dollar Lender, the amount specified by its name and designated “Tranche B Commitment” in Schedule 3 (List of Singapore Dollar Lenders), to the extent not transferred, cancelled or reduced under this Agreement.

“Tranche B Facility” means the term loan facility made available under this Agreement as described in Clause 2.1(b) (The Facilities).

“Tranche B Loan” means a loan made or to be made under the Tranche B Facility or the principal amount outstanding for the time being of that loan.

“Transaction Security” means the Security created or expressed to be created in favour of the Lenders or the Security Agent pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Administrative Borrower.

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“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“United States” means the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US Dollar Equivalent” means at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by the Facility Agent at such time using the Exchange Rate in effect on the Business Day of determination.

“US Dollars” or “US$” means the lawful money of the United States of America.

“US Guarantee” means the New York law guarantee entered into between the Guarantor, the Facility Agent and the Security Agent dated on or about the Amendment and Restatement Date.

“Utilisation” means a utilisation of a Facility (or any part thereof).

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 6 (Requests).

“Voluntary Accession” has the meaning given to it in Clause 24.2 (New Primary Obligors).

“Yen” or “¥” means the lawful money of Japan.

“Yen Borrower” means, in its capacity as the borrower of the Yen Loans, Equinix Japan.

“Yen Lenders” means each financial institution listed on Schedule 4 (List of Yen Lenders) (as amended from time to time), as well as any financial institution that has become a “Yen Lender” hereto by the execution of an assignment or transfer to an Eligible Assignee in accordance with Clause 23

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(Changes to the Lenders), other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an assignment or transfer. For the purposes of this Agreement, “Lender” includes each Yen Lender unless the contract otherwise requires.

“Yen Loans” means the Tranche A Loans made by the Yen Lenders to the Yen Borrower pursuant to the terms hereof.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	any “Borrower”, the “Facility Agent”, any “Finance Party”, the “Arrangers”, the “Guarantor”, any “Lender”, any “New Primary Obligor”, any “Party”, any “Primary Obligor”, any “Obligor”, or the “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, only if compliance with such regulation, rule, official directive, request or guideline is in accordance with the general practice of persons to whom it is intended to apply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

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(vii)	the term “ordinary course of trade” shall include, without limiting the ordinary and usual meaning of the term, actions taken in the ordinary course of expanding the existing business of the relevant party (but, for the avoidance of doubt, shall be without prejudice to any condition or restriction set forth in the definition of “Permitted Business Acquisition” or Clause 21.6 (Business Acquisitions and Investments)).

(viii)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Third Party Rights

(a)	Subject to paragraph (c) below, unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Subject to paragraph (c) below, notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	The Qualifying Hedge Counterparties may enjoy the benefit of the terms of Clause 34.2(a)(B) (Exceptions) and Clause 34.2(b) (Exceptions) subject to and in accordance with this Clause and the provisions of the Third Parties Act.

Execution Version

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement:

(a)	(i)	each Australian Dollar Lender agrees, severally and not jointly, to make Australian Dollar term loans to the Australian Dollar Borrower during the Availability Period in the principal amount not to exceed such Australian Dollar Lender’s Tranche A Commitment;

	(ii)	each HK Dollar Lender agrees, severally and not jointly, to make HK Dollar term loans to the HK Dollar Borrower during the Availability Period in the principal amount not to exceed such HK Dollar Lender’s Tranche A Commitment;

	(iii)	each Singapore Dollar Lender agrees, severally and not jointly, to make Singapore Dollar term loans to the Singapore Dollar Borrowers during the Availability Period in the principal amount not to exceed such Singapore Dollar Lender’s Tranche A Commitment; and

	(iv)	each Yen Lender agrees, severally and not jointly, to make Yen term loans to the Yen Borrower during the Availability Period in the principal amount not to exceed such Yen Lender’s Tranche A Commitment.

(b)	(i)	each Australian Dollar Lender agrees, severally and not jointly, to make Australian Dollar term loans to the Australian Dollar Borrower during the Availability Period in the principal amount not to exceed such Australian Dollar Lender’s Tranche B Commitment;

	(ii)	each HK Dollar Lender agrees, severally and not jointly, to make HK Dollar term loans to the HK Dollar Borrower during the Availability Period in the principal amount not to exceed such HK Dollar Lender’s Tranche B Commitment; and

	(iii)	each Singapore Dollar Lender agrees, severally and not jointly, to make Singapore Dollar term loans to the Singapore Dollar Borrowers during the Availability Period in the principal amount not to exceed such Singapore Dollar Lender’s Tranche B Commitment.

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2.2	Obligations and Representations

Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that:

(a)	all obligations to repay principal of, interest on, and all other amounts with respect to, outstanding Loans (including, without limitation, all fees, indemnities, taxes and other obligations in connection therewith or in connection with the related Commitment) shall constitute the joint and several obligations of all of the Borrowers and (ii) all obligations set forth in Clause 21 (General Undertakings) expressed to be undertaken by a Primary Obligor individually or the Primary Obligors collectively shall be deemed to be an undertaking by each Primary Obligor and all the Primary Obligors collectively. Each Borrower acknowledges and agrees that it is receiving direct benefits as a result of the extensions of credit to them hereunder, and that the Lenders may proceed against any or all the Borrowers with respect to any obligations hereunder for the payment in full thereof. Each Borrower acknowledges and agrees that it shall remain liable for any obligation described above of the other Borrowers regardless of whether it has drawn any Loans or incurred any other obligations (other than the obligations described in this Clause 2.2) and notwithstanding the repayment in full of its own obligations described above in this Clause 2.2; and

(b)	all representations and warranties (including without limitation, those set forth in Clause 18 (Representations) given by or in respect of any Primary Obligor are deemed given by such Primary Obligor and all other Primary Obligors collectively.

2.3	Primary Obligor Guarantee

Without prejudice or limitation to the obligations set forth in Clause 2.2 (Obligations and Representations), each Primary Obligor agrees to, and agrees to be bound by, the obligations set forth in Schedule 18 (Primary Obligor Guarantee).

3.	PURPOSE

3.1	Purpose

(a)	Each Borrower shall apply or shall procure that all amounts borrowed by it under the Tranche A Facility are used towards (i) repaying the Existing Indebtedness and any Shareholder Bridge Loan (to the extent such Shareholder Bridge Loan was used for the purposes of refinancing or repaying Existing Indebtedness or any obligations thereunder) in full, and (ii) financing any fees, costs and expenses referred to in Clause 12 (Fees) and Clause 17.1(a) (Transaction Expenses).

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(b)	Each Borrower shall apply or shall procure that all amounts borrowed by it under the Tranche B Facility are used towards funding (i) Capital Expenditure identified in the Business Plan, or as otherwise agreed by the Majority Lenders, (ii) or with respect to an amount up to US$25,000,000 (or its Approved Currency Equivalent), for Capital Expenditure of the Borrowers across the four Qualifying Existing Jurisdictions, (iii) the general corporate purposes of the Borrowers (provided that such amounts outstanding borrowed under this sub-paragraph (iii) shall not exceed ten per cent. (10%) of the aggregate Tranche B Commitment at any time), and (iv) together with any concurrent Utilisation of the Tranche A Facility, the repayment of any Shareholder Bridge Loan (to the extent such Shareholder Bridge Loan was used for the purposes of Capital Expenditure of the Borrowers) in full.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 5 (Conditions precedent) in form and substance reasonably satisfactory to the Facility Agent. The Facility Agent shall notify the Administrative Borrower and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan;

(b)	the Repeating Representations are true in all material respects, as if made by each Primary Obligor on the date of the Utilisation Request and on the proposed Utilisation Date; and

(c)	with respect to a Utilisation Request for any Tranche B Loan, the Existing Indebtedness has been or will be, concurrently with the Utilisation and application of the Tranche A Loans, repaid in full.

Execution Version

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time three (3) Business Days before the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation each comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

(c)	In respect of the Tranche B Facility:

(i)	only three (3) Utilisations may be made on any day; and

(ii)	no more than five (5) Utilisations may be made in any Month.

(d)	A Utilisation Request for a Tranche A Loan in a particular Approved Currency must be accompanied by Utilisation Requests for Tranche A Loans in each of the other Approved Currencies, in each case for the Utilisation of such Tranche A Loans on the same day.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be an Approved Currency.

(b)	The amount of a proposed Tranche A Loan must be in an aggregate principal amount that is equal to the Approved Currency Equivalent of the Available Facility.

(c)	The amount of a proposed Tranche B Loan must be in an aggregate principal amount that is:

(i)	with respect to an Australian Dollar Loan:

(A)	an integral multiple of AUD300,000 and (B) not less than the lesser of (x) AUD6,000,000 and (y) the Available Facility;

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(ii)	with respect to a Hong Kong Dollar Loan:

(A)	an integral multiple of HKD2,000,000 and (B) not less than the lesser of (x) HKD40,000,000 and (y) the Available Facility; and

(iii)	with respect to a Singapore Dollar Loan:

(A)	an integral multiple of SGD400,000 and (B) not less than the lesser of (x) SGD7,000,000 and (y) the Available Facility.

5.4	Lenders’ participation

(a)	If with respect to any Utilisation Request the conditions set out in Clauses 4.1 (Initial conditions precedent), 4.2 (Further conditions precedent), and this Clause 5 have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan, in each case with respect to the relevant Approved Currency and Facility.

(c)	The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan not later than 5.00 p.m., Singapore time, three (3) Business Days before the proposed Utilisation Date.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period provided that the Tranche B Commitment with respect to each Approved Currency shall be cancelled following the expiry of the Availability Period of the Tranche A Facility if the Tranche A Facility has not been drawn in full by such time.

Execution Version

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Loans

(a)	The Borrowers shall repay to the Facility Agent, for the account of the relevant Lender, the Loans on the dates and in the corresponding amount calculated as a percentage of the aggregate principal amount of such Loans outstanding at the end of the Availability Period, in each case as set out in Schedule 7 (Repayment Schedule) it being understood and agreed that all such repayments shall be made on the Pro Rata Basis together in each case with accrued and unpaid interest on the principal amount to be paid.

(b)	Notwithstanding any other provision of this Agreement, any Loans then outstanding shall be repaid in full on the Termination Date.

6.2	Currency of Repayment

All principal repayments shall be made in the same currency as the currency in which the Loan being repaid is denominated.

6.3	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7.	MANDATORY PREPAYMENT

7.1	Disposal of Internet Business Exchanges

Upon the Disposal (or execution by one or more Primary Obligors of a binding contract for the purposes of a Disposal) of all or substantially all of the assets comprising the Internet Business Exchanges of the Primary Obligors, the Facility Agent shall, by not less than five (5) days’ notice to the Administrative Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

7.2	Other Disposals or Incurrence of Financial Indebtedness

(a)	If a Primary Obligor receives any proceeds from a Disposal or incurrence of Financial Indebtedness which, in each case, is not expressly permitted by the terms of this Agreement, then such Primary Obligor shall forthwith notify the Facility Agent and all such proceeds or an amount equal to such proceeds (or in each case the US Dollar Equivalent thereof) shall be applied by the Borrowers within five (5) days of receipt of the same, in prepayment of the Loans in accordance with, and subject to, clause 11 (Application of Proceeds) of the Intercreditor Agreement, and on the Pro Rata Basis.

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(b)	Any prepayment under this Clause 7.2 shall satisfy the obligations of the Borrowers under Clause 6.1 (Repayment of Loans) in inverse order of maturity.

7.3	Insurance Proceeds

(a)	If a Primary Obligor receives any Insurance Proceeds with respect to a Casualty Event, and does not apply, or demonstrate to the satisfaction of the Facility Agent that it has taken reasonable steps to apply, any such proceeds within six (6) Months of receipt to replace or repair the affected assets or property, then it shall forthwith notify the Facility Agent and all such proceeds or an amount equal to such proceeds (or in each case the US Dollar Equivalent thereof) shall be applied by the Borrowers within five (5) days of receipt of such notification, in prepayment of the Loans in accordance with, and subject to, clause 11 (Application of Proceeds) of the Intercreditor Agreement, and on the Pro Rata Basis.

(b)	Any prepayment under this Clause 7.3 shall satisfy the obligations of the relevant Borrower under Clause 6.1 (Repayment of Loans) in inverse order of maturity.

7.4	Other Amounts

Any other amounts that are received by the Finance Parties pursuant to the Intercreditor Agreement as part of a transaction involving the prepayment of any other Financial Indebtedness shall be applied by the Borrowers in prepayment of the Loans in accordance with, and subject to, clause 11 (Application of Proceeds) of the Intercreditor Agreement, and on the Pro Rata Basis.

7.5	Change of control of any Primary Obligor

Upon the occurrence of a Change of Control with respect to any Primary Obligor:

(a)	the Administrative Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	no Lender shall be obliged to fund a Utilisation; and

(c)	the Facility Agent shall, by not less than five (5) days’ notice to the Administrative Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

Execution Version

8.	PREPAYMENT AND CANCELLATION

8.1	Illegality

After the Signing Date, if it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Administrative Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)	the relevant Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Administrative Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2	Voluntary cancellation

The Borrowers may, if they give the Facility Agent not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being an integral multiple of the Approved Currency Equivalent of US$250,000 and not less than the Approved Currency Equivalent of US$1,000,000) of the Available Facility. Any cancellation under this Clause 8.2 shall reduce the Commitments of the Lenders on the Pro Rata Basis.

8.3	Voluntary prepayment of Loans

(a)	The Borrowers may, if they give the Facility Agent not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan provided that (i) the amount of such prepayment shall be in an amount that is an integral multiple of the Approved Currency Equivalent of US$250,000 and not less than the Approved Currency Equivalent of US$1,000,000 or, if less, the outstanding principal amount of such Loan (ii) such prepayment is made on the Pro Rata Basis and (iii) such prepayment is accompanied by all sums due and payable under this Agreement and the other Finance Documents, including, but not limited to Break Costs, if any, and all of the Lenders’ costs and expenses (including reasonable attorney’s fees and disbursements) incurred by the Lenders in connection with such prepayment.

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(b)	Any prepayment under this Clause 8.3 shall satisfy the obligations under Clause 6.1 (Repayment of Loans) in inverse order of maturity.

8.4	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Administrative Borrower or the affected Lender, as appropriate.

(g)	If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (g) shall reduce the Commitments of the Lenders rateably.

(h)	Save as otherwise specified herein, the Borrowers shall prepay the Loans on the Pro Rata Basis.

Execution Version

SECTION 5

COSTS OF UTILISATION

9.	INTEREST

9.1	Calculation of Applicable Margin

(a)	Subject to sub-clauses (b) and (c) below, the Applicable Margin shall be 3.5% per annum for the period of 12 Months from the Signing Date and thereafter shall be (i) 3.5% per annum if the LTM Leverage Ratio is greater than or equal to 3.0:1.0; (ii) 3.0% per annum if the LTM Leverage Ratio is greater than or equal to 2.0:1.0 but less than 3.0:1.0; and (iii) 2.5% per annum if the LTM Leverage Ratio is less than 2.0:1.0.

(b)	Subject to sub-clause (c) below, any changes to the Applicable Margin shall be determined by the Facility Agent based on information with respect to the LTM Leverage Ratio included in each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate) and shall take effect from the first Business Day of the next succeeding Interest Period following the date on which such Compliance Certificate is required to be delivered under this Agreement (or the date such Compliance Certificate is delivered under this Agreement, if later).

(c)	If an Event of Default has occurred or any such Compliance Certificate is not delivered in accordance with the terms of this Agreement, as from the date of occurrence of such Event of Default or failure to deliver, the Applicable Margin shall be 3.5% per annum until such time as such Event of Default or failure to deliver has been cured or waived in accordance with the terms of this Agreement whereupon the Applicable Margin shall be determined in accordance with the foregoing provisions of this Clause 9.1, provided that if a Compliance Certificate is delivered within five (5) Business Days after the date on which it was required to be delivered in accordance with the terms of this Agreement, and on any date falling after the date of required delivery and prior to the date of such actual delivery, in respect of any Loan any Interest Period ended and a new Interest Period started, for the purpose of paragraph (b) above, the Compliance Certificate shall, in respect of such Loan, be deemed delivered on the date it was required to be delivered under this Agreement.

9.2	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Applicable Margin; and

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(b)	the Applicable Benchmark Rate.

9.3	Payment of interest

Each Borrower shall pay accrued interest on a Loan on the last day of each Interest Period.

9.4	Default interest

(a)	If a Primary Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent (2.0%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.4 shall be immediately payable by the Primary Obligor on demand by the Facility Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent (2.0%) higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.5	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Administrative Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Selection of Interest Periods

(a)	A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

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(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Administrative Borrower, on behalf of the Borrower to which that Loan was made not later than the Specified Time, three (3) Business Days before the proposed Utilisation Date or the last day of the then current Interest Period as the case may be.

(c)	If the Administrative Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be one (1) Month.

(d)	Subject to this Clause 10, a Borrower may select an Interest Period of one (1), three (3) or six (6) Months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3	Consolidation of Loans

If two or more Interest Periods:

(a)	relate to Loans in the same currency and under the same Facility made to the same Borrower; and

(b)	end on the same date,

those Loans will, unless that Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

11.	CHANGES TO THE CALCULATION OF INTEREST

11.1	Absence of quotations

Subject to Clause 11.2 (Market disruption), if the Applicable Benchmark Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the relevant Quotation Day, the Applicable Benchmark Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

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11.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Applicable Margin; and

(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period the Applicable Benchmark Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine the Applicable Benchmark Rate for the relevant currency and Interest Period; or

(ii)	before close of business in Sydney, Hong Kong, Singapore or Tokyo, as the case may be, on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed thirty three per cent. (33%) of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of the Applicable Benchmark Rate.

11.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Facility Agent or the relevant Borrower so requires, the Facility Agent and the relevant Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the relevant Borrower, be binding on all Parties.

(c)	In the event that no substitute basis is agreed at the end of the thirty (30) day period, the rate of interest shall be determined (or continue to be determined) in accordance with Clause 11.2 (Market Disruption).

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11.4	Break Costs

(a)	Each Borrower shall, within five (5) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.	FEES

12.1	Upfront fee

The Borrowers shall pay to the Facility Agent for the account of each Lender an upfront fee in the amount and at the times agreed in the relevant Fee Letter.

12.2	Commitment fee

(a)	The Borrowers shall pay to the Facility Agent (for the account of each Lender) a commitment fee equal to fifty per cent. (50%) of the Applicable Margin calculated daily on the undrawn amount of the Commitment of each Lender during the Availability Period.

(b)	The accrued commitment fee is payable in arrears (i) (A) on the date falling three months after the Signing Date and (B) on the last date of each successive three month period thereafter, provided, in each case, such dates fall within the Availability Period; (ii) on the last day of the Availability Period and, (iii) if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

12.3	Agency fees

The Borrowers shall pay to the Facility Agent and the Security Agent (each for its own account) an agency fee in the amount and at the times agreed in the relevant Fee Letter.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS UP AND INDEMNITIES

13.1	Definitions

(a)	In this Clause 13:

“Associate” has the meaning given to it in Section 128F(9) of the Tax Act.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Offshore Associate” means an Associate:

(i)	which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(ii)	which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

“Tax Act” means the Income Tax Assessment Act 1936 (Australia).

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by a Primary Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	All payments to be made by a Primary Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction, unless such Primary Obligor is required to

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make a Tax Deduction, in which case the sum payable by such Primary Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)	Each Primary Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the relevant Primary Obligor.

(c)	If a Primary Obligor is required to make a Tax Deduction, that Primary Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Primary Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party (including, without limitation, as may be required, an original receipt (or certified copy thereof)) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3	Tax indemnity

(a)	Without prejudice to Clause 13.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Primary Obligors shall, within five (5) Business Days of demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 13.3 shall not apply to:

(i)	any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

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(ii)	any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)	A Finance Party intending to make a claim under paragraph (a) shall promptly notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the relevant Primary Obligors.

(c)	A Finance Party shall, on receiving a payment from a Primary Obligor under this Clause 13.3, notify the Facility Agent.

13.4	Tax Credit

If a Primary Obligor makes a Tax Payment and the relevant Finance Party determines in its sole discretion that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

the Finance Party shall to the extent that it can do so without prejudice to the retention of such Tax Credit, pay an amount to the Primary Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Primary Obligor. The Finance Party shall not be obliged to disclose any information as to its tax affairs which it regards as proprietary or confidential and such Finance Party shall be entitled to arrange and organize its tax and other affairs in any way it thinks fit.

13.5	Stamp taxes

The Primary Obligors shall (a) pay and, (b) within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

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13.6	Indirect tax

(a)	All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall, upon receipt of a tax invoice in respect of such Indirect Tax, pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

13.7	Arranger representations, warranties and undertakings

Each Arranger party to this Agreement on the Signing Date undertakes, represents and warrants to the Borrowers as follows:

(a)	It will make before the 30th day after the Signing Date, invitations to become a Lender under this Agreement:

(i)	to at least ten parties, each of whom, as at the date the relevant invitation is made, such Arrangers’ relevant officers involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of Section 128F(3A)(a)(i) of the Tax Act, and each of whom has been disclosed to the Borrowers; or

(ii)	in an electronic form that is used by financial markets for dealing in debentures (as defined in Section 128F(9) of the Tax Act) or debt interests (as defined in Sections 974-15 and 974-20 of the Income Tax Assessment Act 1997) such as Reuters or Bloomberg.

(b)	At least ten (10) of the parties to whom such Arrangers have made or will make invitations referred to in paragraph (a)(i) above are not, as at the date the invitations are made, to the knowledge of the relevant officers of such Arrangers involved in the transaction, Associates of any of the others of those ten (10) offerees.

(c)	It has not made and will not make offers or invitations referred to in paragraph (a)(i) above to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of the Australian Dollar Borrower.

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13.8	Australian Dollar Borrower’s confirmation

(a)	The Australian Dollar Borrower confirms that none of the potential offerees whose names were disclosed to it by an Arranger before the date of this Agreement were known or suspected by it to be an Offshore Associate of the Australian Dollar Borrower or an Associate of any other such offeree.

(b)	It will immediately advise the relevant Arrangers or the Facility Agent if the potential offerees disclosed to it by an Arranger or the Facility Agent are known or suspected by it to be an Offshore Associate of the Australian Dollar Borrower or an Associate of any other offeree.

13.9	Lenders’ representations and warranties

Each Lender represents and warrants to the Borrowers that if it received an invitation under Clause 13.7(a)(i) (Arranger representations, warranties and undertakings), at the time it received the invitation, it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

13.10	Information

Each Arranger party to this Agreement on the Signing Date and each Lender will provide to the Australian Dollar Borrower when reasonably requested by the Australian Dollar Borrower any factual information in its possession or which it is reasonably able to provide to assist the Australian Dollar Borrower to demonstrate (based upon tax advice received by the Australian Dollar Borrower) that Section 128F of the Tax Act has been satisfied where to do so will not in such Arranger’s or Lender’s reasonable opinion breach any law or regulation or any duty of confidence.

13.11	Co-operation if Section 128F requirements not satisfied

If, for any reason, the requirements of Section 128F of the Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of the Australian Dollar Borrower), then on request by the Facility Agent, an Arranger or the Australian Dollar Borrower, each party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:

(a)	where a Finance Party breached Clause 13.7 (Arranger representations, warranties and undertakings) or Clause 13.9 (Lenders’ representations and warranties), at the cost of that Finance Party; or

(b)	in all other cases, at the cost of the Borrowers.

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14.	INCREASED COSTS

14.1	Increased costs

(a)	Subject to Clause 14.3 (Exceptions) the Primary Obligors shall, within five (5) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the Signing Date. The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the relevant Primary Obligors.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

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14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by a Primary Obligor;

(ii)	compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (a) of Clause 13.3 (Tax indemnity) applied); or

(iii)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)	If any sum due from a Primary Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Primary Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Primary Obligor shall as an independent obligation, within five (5) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Primary Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

(a)	The Primary Obligors shall, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(i)	the occurrence of any Default;

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(ii)	a failure by a Primary Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower;

(v)	the Information Memorandum or any other information produced or approved by the Borrowers being or being alleged to be misleading or deceptive in any respect; or

(vi)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to transactions contemplated or financed under this Agreement.

(b)	Each Primary Obligor shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the transactions contemplated by the Finance Documents (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning such transactions), unless such loss or liability is caused by the gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction) of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 15.2 (subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act).

15.3	Indemnity to the Facility Agent

The Borrowers shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

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(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.	MITIGATION BY THE LENDERS

16.1	Mitigation

(a)	Each Finance Party shall, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Primary Obligor under the Finance Documents.

16.2	Limitation of liability

(a)	The Borrowers shall promptly indemnify each other Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses

The Borrowers shall promptly on demand pay the Arrangers and the Facility Agent, upon presentation of all relevant invoices, the amount of all out of pocket costs and expenses (including legal, travel, accommodation, printing, signing, syndication and listing fees, costs and expenses) reasonably incurred by any of them in connection with the due diligence, negotiation, preparation, printing, execution, delivery and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the Signing Date.

17.2	Amendment costs

If (a) a Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.11 (Change of currency), the Borrowers shall, subject to presentation of all relevant invoices, within five (5) Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

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17.3	Enforcement costs

The Borrowers shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	REPRESENTATIONS

(a)	Each Borrower makes the representations and warranties set out in this Clause 18 to each Finance Party on the Signing Date, the Amendment and Restatement Date and the Closing Date.

(b)	Each New Primary Obligor makes the Repeating Representations on the date of its accession to this Agreement.

18.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4.1 (Initial conditions precedent) or Clause 24 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its memorandum or articles of association (or equivalent constitutional documents); or

(c)	any agreement or instrument binding upon it or any of its assets.

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18.4	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

18.5	Validity and admissibility in evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)	to carry on its business,

have been obtained or effected and are in full force and effect (save, in the case of sub-clause (c), where the failure to obtain effect or keep in full force and effect such Authorisations could not reasonably be expected to have a Material Adverse Effect).

18.6	Governing law and enforcement

(a)	The choice of English law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation; and

(b)	any judgment obtained in England in relation to this Agreement will be recognised and enforced in its jurisdiction of incorporation,

in each case subject to any general principles of law, qualifications or limitations in any legal opinion to be delivered pursuant to Clause 4.1 (Initial conditions precedent) or Clause 24.2 (New Primary Obligors).

18.7	Insolvency

No corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 22.7 (Insolvency proceedings) has been taken or, to the best of its knowledge and belief (after due and careful enquiries), threatened in relation to an Obligor, and none of the circumstances described in Clause 22.6 (Insolvency) applies to an Obligor.

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18.8	Deduction of Tax

Subject to Clause 13 (Tax Gross up and indemnities), no Primary Obligor is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document, other than Equinix Singapore and Equinix Pacific which in each case, under the laws of the Republic of Singapore in force on the Signing Date, will be required to make a deduction or withholding for or on account of tax from any payment of, or in the nature of, interest, commission, fees or other payments where such payment is derived or deemed from Singapore for the purpose of the Income Tax Act, Chapter 134 of Singapore (the “Income Tax Act”), if made to any Lender not resident in Singapore within the meaning of the Income Tax Act in connection with any Financial Indebtedness under the Finance Documents, at the rate set out in the Income Tax Act as reduced by any applicable exemptions, waivers or double-tax treaties.

18.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, save for any such filing or registration requirement or any such Tax or fee payable specifically referred to in any legal opinion delivered in accordance with Clause 4.1 (Initial conditions precedent) and which will be made or paid promptly after the date of the relevant Finance Document or in accordance with the provisions of the relevant Finance Document.

18.10	No default

(a)	No Event of Default is (i) continuing or (ii) might reasonably be expected to result from the making of any Utilisation, provided the representation and warranty under this sub-paragraph (ii) shall be made by the Borrowers only.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

18.11	No misleading information

(a)	As far as it is aware, after due and careful enquiries, any factual information provided to the Lenders by any member of the Asia-Pacific Group (including without limitation (to the knowledge of the Borrowers only) for the purposes of the Information Memorandum) was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it was stated.

(b)	Any financial projection or forecast contained in the Information Memorandum has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

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(c)	As far as it is aware, after due and careful enquiries, nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d)	There has been no material adverse change in its business or financial condition, or the consolidated business or financial condition of (i) the Guarantor or (ii) each Primary Obligor (other than Equinix Japan), since the date of its latest audited consolidated financial statements and, with respect to Equinix Japan, the date of its latest financial statements in the form submitted to the relevant tax authorities in Japan.

18.12	Financial statements

(a)	The Original Financial Statements were prepared in accordance with (i) GAAP consistently applied and (ii) as applicable, the Agreed Conversion and Aggregation Method.

(b)	The Original Financial Statements fairly represent the financial condition and operations of the Guarantor, the relevant Borrower or the Borrowers taken as a whole (or consolidated in the case of the Guarantor) during the relevant financial year.

(c)	Except as set forth in its latest audited consolidated financial statements (or, with respect to Equinix Japan, its latest financial statements in the form submitted to the relevant tax authorities in Japan), there are no liabilities of any Primary Obligor of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Finance Documents.

18.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

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18.15	Properties

(a)	It has good title to, or valid leasehold interests in, all its property material to its business, including its Internet Business Exchanges, free and clear from any Security (other than Security permitted by the Finance Documents). The property of the Primary Obligors, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Primary Obligors as presently conducted.

(b)	Schedule 14 (Real Property) contains a true and complete list of each interest in property owned, leased, subleased or otherwise occupied or utilized by each Primary Obligor including, without limitation, the Site Leases and the Internet Business Exchanges (the “Real Property”), as of the Signing Date and describes the type of interest therein held by such Primary Obligor and whether any Lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the transactions contemplated by the Finance Documents.

18.16	Site Leases

Any Site Leases to which it is a party are in full force and effect, it has not received notice of violation or termination thereof, and neither it nor any of its counterparties thereunder are in breach of any of their material obligations thereunder.

18.17	No Casualty Event

It has not received any notice of, and has no knowledge of, the occurrence or pendency or contemplation of any Casualty Event.

18.18	Intellectual Property

It:

(a)	is the owner of or has licensed to it or otherwise possesses legally enforceable rights to use on normal commercial terms all the intellectual property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b)	has not received any notice that, in carrying on its business, it infringes any intellectual property of any third party in any material respect; and

(c)	has made all registrations with, applications to any governmental agency in respect of any material intellectual property owned by it, save for the payment of any fees and compliance with renewal procedures prescribed by applicable law.

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18.19	Insurance

All Insurance Policies maintained by it and the Guarantor are in full force and effect, all premiums have been duly paid, and it has not received notice of violation or cancellation or material change in coverage thereof.

18.20	Environmental laws

(a)	It is in compliance with Clause 21.13 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against it where that claim has or is reasonably likely, if determined against that Primary Obligor, to have a Material Adverse Effect.

18.21	No breach of laws

(a)	It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it which have or are reasonably likely to have a Material Adverse Effect.

18.22	No restriction on cash movement

Other than (i) for the period from the Signing Date to the first Utilisation Date, with respect to the agreements evidencing the Existing Indebtedness and, (ii) any agreement documenting the Financial Indebtedness permitted under paragraph (i) of the definition of “Permitted Financial Indebtedness”, there is no agreement that prohibits, restricts or imposes any condition upon its ability to:

(a)	create, incur or permit to exist any Security upon any of the Secured Property;

(b)	pay dividends or other distributions with respect to any of its shares or to make or repay loans or advances to any Primary Obligor or to guarantee the Financial Indebtedness of any Primary Obligor;

(c)	lend money to another Primary Obligor (other than any restrictions set out in the Finance Documents); or

(d)	sell, lease or transfer any of its properties or assets to any Primary Obligor.

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18.23	Taxation

(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax which might reasonably be expected to have a Material Adverse Effect.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

(c)	It is resident for Tax purposes only in the jurisdiction of its incorporation.

18.24	Ranking

(a)	On the Closing Date, upon repayment of the Existing Indebtedness and release of the Existing Security, the Transaction Security has or will have first ranking priority and will not be subject to any prior ranking or pari passu ranking security.

(b)	The Transaction Security has or will have first ranking priority and will not be subject to any prior ranking or pari passu ranking security.

18.25	Shares

Any of its shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights and its constitutional documents do not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security (subject, in the case of Equinix Japan, to a board resolution being passed to this effect). There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Primary Obligor (including any option or right of pre-emption or conversion).

18.26	Tranche A

Upon Utilisation of the Tranche A Loans all Existing Indebtedness will be repaid in full, and all Existing Security will be released.

18.27	Permitted Financial Indebtedness

Any Financial Indebtedness under this Agreement shall at all times rank at least pari passu with any Permitted Financial Indebtedness that is incurred.

18.28	Asia-Pacific Group Structure Chart

The Asia-Pacific Group Structure Chart is true, complete and accurate in all material respects and shows the following information:

(a)	each member of the Asia-Pacific Group, including current name and company registration number, its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is not a company incorporated with limited liability; and

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(b)	all minority interests in any member of the Asia-Pacific Group and any person in which any member of the Asia-Pacific Group holds shares in its issued share capital or equivalent ownership interest of such person.

18.29	Non-Trading Group Companies

Other than (a) making payments and incurring liabilities with respect to Management Fees, Shareholder Loans and/or employee related costs incurred in the ordinary course of trade, (b) the employment of individuals in the ordinary course of trade, and (c) entering into certain contracts for the benefit of itself and the Primary Obligors or in connection with the foregoing, each of Equinix Pacific USA, Equinix Singapore Holdings and Equinix Asia Pacific are, and will remain as Non-Trading Group Companies and have acted only, and will act only as a Holding Company of another member of the Asia-Pacific Group.

18.30	Repetition

The Repeating Representations are deemed to be made by each Primary Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request and the first day of each Interest Period; and

(b)	in the case of a New Primary Obligor, the day on which the company accedes as a New Primary Obligor, in accordance with Clause 24.2 (New Primary Obligors).

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

The Administrative Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within two hundred and seventy (270) days after the end of each financial year with respect to each Primary Obligor, and within sixty (60) days after the end of each financial year with respect to the Guarantor, (i) the audited financial statements for that financial year for each Primary Obligor (other than Equinix Japan) and the Guarantor respectively (consolidated in the case of the Guarantor or such Primary Obligor and its Subsidiaries, if applicable, but excluding any of such Primary Obligor’s Subsidiaries which are not Primary Obligors), and (ii) the financial statements for Equinix Japan for such financial year in the form submitted to the relevant tax authorities in Japan; and

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(b)	as soon as the same become available, but in any event within sixty (60) days after the end of each financial quarter, (i) the financial statements for that financial quarter for the Guarantor and (ii) the management accounts for the financial quarter for each Primary Obligor (consolidated with its Subsidiaries, if applicable, but excluding any of its Subsidiaries which are not Primary Obligors) showing, in each case, the financial results for the Guarantor and such Primary Obligor for the (x) last financial quarter and (y) the financial year-to-date, in each case as certified by an authorised director of such Primary Obligor or the Guarantor.

(c)	together with any financial statements delivered under clause (b) of this Clause 19.1 with respect to a Primary Obligor (but excluding any of its Subsidiaries which are not Primary Obligors) which are denominated in a currency other than US Dollars, a separate financial statement in US Dollars (the “Converted Financial Statements”), as converted from the original currency amounts using a method (the “Agreed Conversion Method”) that (i) is the same method used for the purposes of consolidating such financial statements to meet the Guarantor’s financial reporting requirements, and (ii) is in accordance with GAAP as applicable to the Guarantor;

(d)	together with any financial statements of the Primary Obligors delivered under clause (c) of this Clause 19.1, a separate financial statement in US Dollars aggregating the financial results of the Primary Obligors (but excluding any of its Subsidiaries which are not Primary Obligors) under the Converted Financial Statements using a method (such method, together with the Agreed Conversion Method, the “Agreed Conversion and Aggregation Method”) that (i) is the same method used for the purposes of consolidating such financial statements to meet the Guarantor’s financial reporting requirements, and (ii) is in accordance with GAAP as applicable to the Guarantor.

(e)	together with any financial statements of the Borrowers delivered under clause (a) or (b) of this Clause 19.1, if and to the extent such financial statements have not been prepared using the GAAP on which the Original Financial Statements of such Borrower were prepared, a reconciliation statement setting out the financial information that would have been stated had such GAAP applied and statement of such Borrower detailing any such changes and the effect thereof.

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19.2	Compliance Certificate

(a)	The Administrative Borrower shall supply to the Facility Agent, with each set of the financial statements delivered pursuant to paragraph (d) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) financial information and computations as to (i) compliance with Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up (together with, without limitation, for the purposes of calculating the Annualized Leverage Ratio, the relevant financial results for the period of six (6) months ending on the last day of such financial quarter) and (ii) the LTM Leverage Ratio as at such date (together with, without limitation, the relevant financial results for the period of twelve (12) months ending on the last day of such financial quarter).

(b)	Each Compliance Certificate shall be signed by an authorised director of the Administrative Borrower.

19.3	Requirements as to financial statements

Each set of financial statements delivered by the Administrative Borrower pursuant to Clause 19.1 (Financial statements) shall be certified by an authorised director of the relevant Obligor as (a) fairly representing its financial condition as at the date as at which those financial statements were drawn up, and (b) as having been prepared using GAAP consistently applied and, in respect of the financial statements described in Clause 19.1(c) and (d) above the Agreed Conversion and Aggregation Method.

19.4	Budgets

The Administrative Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	no later than sixty (60) days after the commencement of each financial year, (i) a budget for each Primary Obligor in form reasonably satisfactory to the Facility Agent (in such relevant Approved Currency and in US Dollars in accordance with the Agreed Conversion and Aggregation Method), but to include balance sheets, statements of income and cash flow statements, for each quarter of such financial year prepared in the form agreed between the Arrangers and the Administrative Borrower, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of an authorised director of such Primary Obligor to the effect that the budget of such Primary Obligor has been approved by the Guarantor is a reasonable estimate for the periods covered thereby, and (ii) an aggregate budget (denominated in US Dollars) for all the Primary Obligors in accordance with the Agreed Conversion and Aggregation Method;

(b)	promptly when available, any significant revisions of any budget delivered under sub-clause (a) above; and

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(c)	any budgets or revisions thereto, delivered by the Administrative Borrower in accordance with paragraphs (a) and (b) above shall be certified by an authorised director of the relevant Obligor.

19.5	Information: miscellaneous

Each Primary Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents dispatched by such Primary Obligor to its shareholders (or any class of them) or its creditors generally in connection with circumstances which have a Material Adverse Effect at the same time as they are dispatched;

(b)	promptly upon becoming actually aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Asia-Pacific Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Asia-Pacific Group as any Finance Party (through the Facility Agent) may reasonably request;

(d)	promptly, the occurrence of any Casualty Event and, as the Facility Agent may reasonably request, further information regarding such occurrence;

(e)	promptly, such information as the Security Agent may reasonably require about the compliance of the Obligors with the terms of any Security Documents;

(f)	promptly, notice of any change in authorised signatories of any Obligor signed by an authorised director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories; and

(g)	promptly, notice of any change to the memorandum or articles of association (or equivalent constitutional documents) of any Obligor.

19.6	Real Property

The Administrative Borrower shall supply to the Facility Agent, on each anniversary of the Signing Date, an updated (as applicable) Schedule 14 (Real Property), certified by an authorised director of the Administrative Borrower.

19.7	Notification of default

(a)	Each Primary Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Primary Obligor is aware that a notification has already been provided by another Primary Obligor).

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(b)	Promptly upon a request by the Facility Agent, each Primary Obligor shall supply to the Facility Agent a certificate signed by an authorised director on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.8	Use of websites

(a)	Each Primary Obligor may satisfy its obligation under this Agreement to deliver any information to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Administrative Borrower and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Primary Obligors and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Administrative Borrower and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Administrative Borrower accordingly and the relevant Primary Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the relevant Primary Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Administrative Borrower and the Facility Agent.

(c)	The Primary Obligors shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

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(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Primary Obligors become aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If any Primary Obligor notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Primary Obligors under this Agreement after the date of that notice shall be supplied in paper form.

(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Primary Obligors shall comply with any such request within ten (10) Business Days.

19.9	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii)	any change in the status of an Obligor after the Signing Date; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Primary Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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(b)	Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	Each Borrower shall, by not less than ten (10) Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries or Affiliates becomes a New Primary Obligor.

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Subsidiary or Affiliate obliges the Facility Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Primary Obligors shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary or Affiliate to this Agreement as a New Primary Obligor.

20.	FINANCIAL COVENANTS

The undertakings in this Clause 20 (Financial Covenants) remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Definitions

“Cash Flow” means, with respect to a Primary Obligor for any period, Consolidated EBITDA for such Primary Obligor and for such period:

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital of such Primary Obligor for such period;

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(b)	adding the amount of any cash receipts (and deducting the amount of any cash payments) during such period in respect of any Exceptional Items;

(c)	adding the amount of any cash receipts during such period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during such period by such Primary Obligor;

(d)	adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing Consolidated EBITDA for such Primary Obligor;

(e)	deducting the amount of any Capital Expenditure actually made during such period by such Primary Obligor and the aggregate of any cash consideration paid for, except (in each case) to the extent funded from:

(A)	the proceeds of Disposals or Insurance Proceeds received by such Primary Obligor permitted to be retained for this purpose;

(B)	proceeds from the issuance of Shares or incurrence of Shareholder Loans by such Primary Obligor;

(f)	adding the aggregate principal amount of Tranche B Loans drawn by such Primary Obligor during such period if any; and

(g)	adding the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness of such Primary Obligor if applicable, whether paid, payable or capitalised by such Primary Obligor in respect of such period excluding any upfront fees or costs, and so that no amount shall be added (or deducted) more than once, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, with respect to a Primary Obligor for any period, the profit or loss from operations (with respect to such Primary Obligor, calculation of “consolidated profit or loss from operations” includes all cash expenses (but excluding any upfront fees or upfront financing costs) relating to the business of such Primary Obligor and after deduction of Management Fees paid by such Primary Obligor) plus depreciation, amortization, accretion, non-cash stock-based compensation expense, non-cash restructuring charges, and such other cash restructuring charges as agreed by the Facility Agent in writing, in each case for such period and for such Primary Obligor, determined on a consolidated basis in accordance with GAAP.

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“Consolidated Indebtedness” means, with respect to a Primary Obligor at any time, the amount of all Financial Indebtedness of such Primary Obligor, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to a Primary Obligor for any period, the aggregate amount of all of the following insofar as they are payable by such Primary Obligor (in the case of commissions and fees), or accrue in respect of indebtedness of such Primary Obligor (in any other case), during such period:

(a)	interest, commissions and fees in respect of moneys borrowed (including without limitation, any hedging expenses); and

(b)	discounts in respect of bills, notes or debts discounted, and that part of any amount under a financing lease or hire purchase, credit sale, conditional sale or deferred payment agreement which represents any of the foregoing (for this purpose, a discount shall be apportioned over the period for which that bill, note or debt is to be outstanding and shall be deemed to accrue from day to day during that period), determined on a consolidated basis in accordance with GAAP.

“Current Assets” means, with respect to a Primary Obligor at any time, the amount of trading stock, trade and other debtors and prepayments of such Primary Obligor (but excluding cash at bank and prepaid interest) maturing within twelve months from the relevant testing date.

“Current Liabilities” means, with respect to a Primary Obligor at any time, the amount of all liabilities (including trade creditors, accruals, trading provisions, other creditors and deferred income and payments received in advance) of such Primary Obligor falling due within twelve months from the relevant testing date but excluding Financial Indebtedness of such Primary Obligor (and any interest on that Financial Indebtedness) falling due within such period and excluding amounts due in respect of dividends or taxation.

“Debt Service” means, with respect to a Primary Obligor for any period, the consolidated amount of:

(a)	Finance Charges of such Primary Obligor for such period;

(b)	the aggregate of all scheduled repayments of Financial Indebtedness of such Primary Obligor falling due during such period excluding:

(i)	any mandatory prepayment made pursuant to Clause 7.2 (Other Disposals or Incurrence of Financial Indebtedness) or Clause 7.3 (Insurance Proceeds); and

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(ii)	any prepayment of Existing Indebtedness,

and so that no amount shall be included more than once, determined on a consolidated basis in accordance with GAAP.

“Exceptional Items” means, with respect to a Primary Obligor, exceptional, one off, non-recurring or extraordinary items and any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations or impairment of non-current assets;

(c)	disposals of assets associated with discontinued operations; and

(d)	realized gains and losses under any Treasury Transaction.

“Finance Charges” means, with respect to a Primary Obligor for any period, the amount of all accrued interest, commission, fees, discounts, prepayment fees, premiums or charges in respect of any Financial Indebtedness of (but excluding Financial Indebtedness under any Treasury Transaction) such Primary Obligor (if applicable) whether paid, payable or capitalised by such Primary Obligor in respect of such period excluding any upfront fees or costs, determined on a consolidated basis in accordance with GAAP.

“Relevant Proceeds” means, with respect to a Primary Obligor for any period, proceeds from any Disposals, any incurrence of Financial Indebtedness or Insurance Proceeds which have been mandatorily prepaid in accordance with this Agreement over such period.

“Total Equity” means with respect to a Primary Obligor at any time, the aggregate of:

(a)	the nominal paid-up value of any Shares issued by such Primary Obligor;

(b)	the principal amount of any Shareholder Loans incurred by such Primary Obligor at such time;

(c)	the principal amount standing to the credit of any share premium or equivalent account of such Primary Obligor at such time, and

(d)	the principal amount of such Primary Obligor’s retained earnings and reserves,

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determined on a consolidated basis in accordance with GAAP.

“Working Capital” means, on any date, in respect of any Primary Obligor, Current Assets less Current Liabilities, determined on a consolidated basis in accordance with GAAP.

20.2	Financial Covenants

The Primary Obligors will ensure that:

(a)	at the end of each Test Period set forth below, the Annualized Leverage Ratio shall not exceed the ratio set forth below applicable to such Test Period:

Test Periods ending	Ratio
March 31, 2010 to (and including) December 31, 2011	3.5:1.0
On or after March 31, 2012	3.0:1.0

(b)	in respect of each Test Period set forth below, the ratio of (i) the aggregate Consolidated Indebtedness of the Primary Obligors at the end of such Test Period calculated in accordance with the Agreed Conversion and Aggregation Method to (ii) the aggregate Total Equity of the Primary Obligors calculated in accordance with the Agreed Conversion and Aggregation Method at the end of such Test Period shall not exceed the ratio set forth below applicable to such Test Period:

Test Periods ending	Ratio
March 31, 2010 to (and including) December 31, 2012	2.5:1.0
On or after March 31, 2013	2.0:1.0

(c)	in respect of each Test Period set forth below, the ratio of (i) the aggregate Consolidated EBITDA of the Primary Obligors for such Test Period calculated in accordance with the Agreed Conversion and Aggregation Method to (ii) the aggregate Consolidated Interest Expense of the Primary Obligors for such Test Period calculated in accordance with the Agreed Conversion and Aggregation Method shall not be less than the ratio set forth below applicable to such Test Period:

Test Periods ending	Ratio
March 31, 2010 to (and including) December 31, 2011	5.0:1.0
March 31, 2012 to (and including) December 31, 2012	8.0:1.0
On or after March 31, 2013	10.0:1.0

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(d)	in respect of each Test Period, the ratio of (i) the aggregate Cash Flow of the Primary Obligors for such Test Period calculated in accordance with the Agreed Conversion and Aggregation Method to (ii) the aggregate Debt Service of the Primary Obligors for such Test Period calculated in accordance with the Agreed Conversion and Aggregation Method shall not be less than 1.5:1.0; and

(e)	in respect of each Test Period, the ratio of (i) the aggregate book value of all fixed assets of the Primary Obligors on a consolidated basis which are subject to the Transaction Security at the end of such Test Period calculated in accordance with the Agreed Conversion and Aggregation Method to (ii) the aggregate Consolidated Indebtedness of the Primary Obligors that is secured at the end of such Test Period, calculated in accordance with the Agreed Conversion and Aggregation Method shall not be less than 1.2:1.0 at any time.

20.3	Testing

Compliance by the Primary Obligors with the financial covenants set forth in this Clause 20 (Financial Covenants) shall be tested quarterly on each of March 31, June 30, September 30 and December 31, and on an aggregate basis (with respect to the Primary Obligors), with the exception of Clause 20.2(e) (Financial Covenants) which shall be tested half-yearly on each of June 30 and December 31.

20.4	Calculations and Currency

Unless otherwise specifically provided for herein:

(a)	all calculations and terms used under this Clause 20 (Financial Covenants) shall be calculated (i) in a manner, and given the meaning consistent with, respectively, applicable GAAP, (ii) in accordance with the Agreed Conversion and Aggregation Method, (if applicable), and (iii) on a Pro Forma Basis; and

(b)	any computation with respect to the consolidation of a Primary Obligor and its Subsidiaries shall not include any of its Subsidiaries which are not Primary Obligors.

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21.	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations

Each Primary Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

21.2	Compliance with laws

Each Primary Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply could reasonably be expected to have a Material Adverse Effect.

21.3	Negative pledge

In this Clause 21.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	No Primary Obligor shall create or permit to subsist any Security over any of its assets.

(b)	No Primary Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by another Primary Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

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in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	prior to the first Utilisation Date, any Security or Quasi-Security listed in Schedule 11 (Existing Security);

(ii)	any Financial Indebtedness permitted by paragraph (f) of the definition of “Permitted Financial Indebtedness”;

(iii)	any netting or set-off arrangement entered into by any Primary Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iv)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a Primary Obligor for the purpose of a Permitted Treasury Transaction, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(v)	any lien arising by operation of law and in the ordinary course of trade;

(vi)	any Security or Quasi-Security over or affecting any asset acquired by a Primary Obligor after the Signing Date if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a Primary Obligor;

(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Primary Obligor; and

(C)	the Security or Quasi-Security is removed or discharged within one (1) Month of the date of acquisition of such asset;

(vii)	any Security or Quasi-Security over or affecting any asset of any company which becomes a Primary Obligor after the Signing Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a Primary Obligor, if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

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(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)	the Security or Quasi-Security is removed or discharged within one (1) Month of that company becoming a Primary Obligor;

(viii)	any Security or Quasi-Security entered into pursuant to, or arising under, the Finance Documents; and

(ix)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to another Primary Obligor in the ordinary course of trade and on the supplier’s standard or usual terms and not arising as a result of any default or omission by another Primary Obligor.

21.4	Disposals

(a)	Except as permitted under paragraph (b) below, no Primary Obligor shall enter into any Disposal.

(b)	Paragraph (a) above does not apply to any Permitted Disposal.

21.5	Merger

No Primary Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction.

21.6	Business Acquisitions and Investments

(a)	Except as permitted under paragraph (b) below, no Primary Obligor shall make a Business Acquisition or an Investment.

(b)	Paragraph (a) does not apply to a Permitted Investment.

21.7	New Affiliates

Each Primary Obligor shall procure that any Affiliate in any Qualifying Existing Jurisdiction (other than any existing Primary Obligor or any Holding Company) shall accede as a New Primary Obligor in accordance with Clause 24.2 (New Primary Obligors) within one (1) month of the establishment or incorporation of such Affiliate.

21.8	Pari Passu

Each Primary Obligor shall ensure that its Obligations shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated indebtedness except for obligations mandatorily preferred by law.

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21.9	Consent and filings

Each Primary Obligor shall ensure that there shall be:

(a)	obtained, complied with and promptly renewed and maintained all Authorisations of;

made all filings, recordings, registrations or enrolments with; and

paid any stamp, registration or similar tax to be paid to,

any governmental authorities or agencies or courts (if any) required under any applicable law or regulation to enable the relevant Primary Obligor to perform its obligations under the Finance Documents or to ensure the legality, validity and enforceability of the Finance Documents.

21.10	Site Leases

(a)	Each Primary Obligor shall maintain and comply in all material respects with the terms of the Site Leases to which it is a Party.

(b)	Each Primary Obligor shall not amend any terms of the Site Leases to which it is a Party where such amendment would reasonably be expected to have a Material Adverse Effect.

21.11	Insurances

Each Primary Obligor shall maintain, renew as required and comply in all respects with the Insurance Policies on and in relation to its business and assets against those risks and to the extent usual for companies carrying on the same or substantially the same business and procure that all Insurance Policies are with reputable independent insurance companies or underwriters and name the Security Agent as loss payee or additional insured, as the case may be.

21.12	Consents in respect of Site Leases

(a)	With the exception of paragraph (b) below, each Primary Obligor shall provide to the Security Agent evidence of landlord consent to access (each a “Landlord Consent”) from the counterparties (the “Relevant Site Lessor”) to each Site Lease which, with respect to the Site Leases in effect at the Signing Date, shall be on terms no less favourable to the Security Agent as the landlord consent to access obtained in respect of such Site Leases pursuant to the terms of the Existing Indebtedness, provided that (i) if no Landlord Consent to access was obtained from the Relevant Site Lessor pursuant to the Existing Indebtedness, the relevant Primary Obligor shall only be required to use its commercially best endeavours to provide to the Security Agent evidence of a Landlord Consent with respect to such Site Leases, and (ii) each Primary Obligor shall only be required to use its commercially best endeavours to obtain Landlord Consent in respect of Site Leases not in effect at the Signing Date.

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(b)	In addition to, and without prejudice to, the obligation in paragraph (a) above, each Primary Obligor shall use its commercially best efforts to obtain, together with, or as part of, each Landlord Consent:

(i)	an acknowledgement by the relevant Site Lessor of the right of the Security Agent to cure any default of any applicable Site Lease by such Primary Obligor;

(ii)	agreement by the Relevant Site Lessor to provide to the Security Agent notice of any default under any applicable Site Lease;

(iii)	acknowledgement by the Relevant Site Lessor of the right of the Security Agent to access the Internet Business Exchange that is the subject of such Site Lease following any default of such Site Lease by such Primary Obligor, or if a Default has occurred and is continuing;

(iv)	acknowledgement of the Relevant Site Lessor of the Transaction Security on the equipment and other tangible assets and property on the Internet Business Exchange and waiver of any such Relevant Site Lessor’s lien on such equipment, property and assets; and

(v)	acknowledgement of the Relevant Site Lessor of the Transaction Security over the Shares in such Primary Obligor and the potential enforcement thereof by the Lenders not constituting a default under such Site Lease nor an assignment of such Site Lease.

21.13	Environmental Compliance

Each Primary Obligor shall:

(a)	comply in all material respects with all Environmental Law, obtain and maintain any Environmental Permits; and

(b)	take all reasonable steps in anticipation of known or expected future changes to or obligations under Environmental Law or any Environmental Permits, provided that such Primary Obligor is actually aware of such changes.

21.14	Environmental Claims

Each Primary Obligor shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)	any Environmental Claim which has commenced or (to the best of such Primary Obligor’s knowledge and belief) is threatened against any such Primary Obligor, or

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(b)	any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any Primary Obligor, in each case where such Environmental Claim might reasonably be expected, if determined against that Primary Obligor, to have a Material Adverse Effect.

21.15	Changes to Internet Business Exchanges

The Primary Obligors shall procure that no change is made to the facilities and equipment of the Internet Business Exchanges where this would be reasonably likely to have a Material Adverse Effect.

21.16	Change of business

Each Primary Obligor shall procure that no substantial change is made to (i) the general nature of its business from that carried on at the Signing Date, and (ii) the general nature of the business of the Primary Obligors (taken as a whole) from that carried on at the Signing Date.

21.17	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Primary Obligor shall incur, or allow to remain outstanding, any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Permitted Financial Indebtedness.

(c)	No Primary Obligor shall amend, extend, supplement, modify or waive the terms of any Financial Indebtedness incurred by it under paragraph (h) of the definition of “Permitted Financial Indebtedness” unless, such Financial Indebtedness, as amended, extended, supplemented, modified or waived, would otherwise satisfy the requirements set forth in such paragraph (h) as if it were incurred by such Primary Obligor on the date of such amendment, extension, supplement, modification or waiver.

21.18	Distributions

The Primary Obligors shall not make or agree to make any Distribution unless:

(a)	no Default has occurred or would result from such Distribution; and

(b)	the Primary Obligors have delivered a Compliance Certificate evidencing that the LTM Leverage Ratio was not more than 1.0:1.0 for the two consecutive Test Periods immediately preceding the proposed Distribution, and evidencing that after making such Distribution, the financial covenants set out in Clause 20 (Financial Covenants) for the most recent Test Period then ended will continue to be complied with on a Pro Forma Basis.

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21.19	Books and records

Each Primary Obligor shall maintain its books and records in accordance with good business practice adopted by companies in a similar industry to such Primary Obligor in their locality and applicable laws and regulations.

21.20	Access to properties

Each Primary Obligor shall, upon the reasonable written request of a Finance Party (not more than once in every Financial Year and at a cost to the Primary Obligor not exceeding the Approved Currency Equivalent of US$5,000 per inspection, unless an Event of Default is continuing) permit the Facility Agent and/or accountants or other professional advisers and delegates of the Facility Agent free access at all reasonable times and on reasonable written notice to the premises, assets, books, accounts, records, and with the prior written consent from the relevant Primary Obligor (such consent not to be unreasonably withheld or delayed), the senior management employees of such Primary Obligor.

21.21	Arm’s length basis

Except as permitted by the terms of the Finance Documents, no Primary Obligor shall enter into any transaction with any person other than any member of the Group except on arm’s length terms and for full market value.

21.22	No guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Primary Obligor shall incur or allow to remain outstanding any guarantee or indemnity in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a Permitted Guarantee.

21.23	Preservation of assets

Each Primary Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the reasonable opinion of such Primary Obligor in the conduct of its business.

21.24	Share issuance

No Primary Obligor shall, and shall procure that none of their Subsidiaries shall, issue or transfer any shares except pursuant to a Permitted Share Transaction.

21.25	Amendments to constitutional documents

The Primary Obligors shall not amend, vary, supplement or supersede any term of its respective memorandum or articles of association (or equivalent constitutional documents) in any manner which could reasonably be expected to have a Material Adverse Effect.

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21.26	Management Fees

Each Primary Obligor shall ensure that:

(a)	there is no material change on the basis (including without limitation, frequency, calculation method and magnitude) on which it calculates and pays, or is required to calculate and pay, Management Fees (determined by reference to the Signing Date in the case of a Borrower or the date of the relevant Accession Letter in the case of a New Primary Obligor); and

(b)	the payment of Management Fees by it shall at all times be based on, and made on, an actual cost reimbursement basis, as aggregated among all Primary Obligors.

21.27	Permitted Debt Purchase Transactions

No Primary Obligor shall, and shall procure that neither the Guarantor nor any of the Guarantor’s Subsidiaries or Affiliates shall, (i) enter into any Debt Purchase Transaction or (ii) be a Lender to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

21.28	Further assurance

(a)	Subject to paragraph (b) of this Clause 21.28:

(i)	each Primary Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)) in order to:

(A)	perfect or protect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security constituted by the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(B)	facilitate the realisation of the assets which are, or are intended to be, the subject of the Security constituted by the Security Documents,

in accordance with, and subject to the Agreed Security Principles.

(ii)

Each Primary Obligor shall (at the request of the Security Agent) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any

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Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents, in accordance with, and subject to the Agreed Security Principles.

(b)	Paragraph (a) of this Clause 21.28 shall not bind the Australian Dollar Borrower or any other Obligor which is incorporated or registered under the Corporations Act 2001 (Australia) to the extent they involve a charge or mortgage or an agreement to give or execute a charge or mortgage for the purposes of that Act or the Duties Act 1997 (NSW) but Clause 22.3 (Other obligations) will apply to them and be interpreted as if this paragraph (b) is of no effect.

22.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 22 is an Event of Default (save for Clause 22.17 (Acceleration)).

22.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within five (5) Business Days of its due date.

22.2	Financial covenants and other obligations

(a)	Any requirement of Clause 20 (Financial covenants) is not satisfied or an Obligor does not comply with the provisions of Clause 19.1 (Financial Statements), 19.2 (Compliance Certificate), 19.3 (Requirements as to Financial Statements), 19.4 (Budgets), or Clause 19.7 (Notification of default).

(b)	An Obligor does not comply with any provision of any Security Document.

22.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants and other obligations)).

(b)	No Event of Default under paragraph (a) will occur if the failure to comply is capable of remedy and is remedied within thirty (30) days of the earlier of (A) the Facility Agent giving notice to the relevant Obligor and (B) the Obligor becoming actually aware of the failure to comply.

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22.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$10,000,000 (or the Approved Currency Equivalent) in respect of the Primary Obligors collectively on an aggregate basis and US$25,000,000 (or the Approved Currency Equivalent) in respect of the Guarantor.

22.6	Insolvency

(a)	Any Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

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(c)	A moratorium is declared in respect of any indebtedness of any Obligor.

22.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, liquidation, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, receiver and manager, provisional liquidator, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(d)	enforcement of any Security, or attachment, sequestration, distress or execution, in each case, over any assets comprising the Transaction Security,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 22.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within forty-five (45) days of commencement.

22.8	Litigation

(a)	Any litigation, arbitration, administrative, governmental, regulatory or similar proceedings are commenced in relation to any of the Finance Documents or the transactions contemplated therein (other than by the Finance Parties) or any Obligor which are reasonably likely to be adversely determined and if so determined would be reasonably likely to have a Material Adverse Effect.

(b)	This Clause 22.8 shall not apply to any proceedings which are frivolous or vexatious and are discharged, stayed or dismissed with 45 days of commencement.

22.9	Judgments

There are any outstanding final judgments or decrees entered against (a) a Primary Obligor which, when aggregated with any other outstanding final judgments or decrees against such Primary Obligor or any other Primary Obligor, are in excess of US$10,000,000 (or its Approved Currency Equivalent); or (b) the

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Guarantor, when aggregated with any other outstanding final judgments or decrees against the Guarantor are in excess of US$25,000,000 (or its Approved Currency Equivalent), (in each case, to the extent not covered by independent third-party insurance and if insurance coverage is claimed, the relevant Obligor delivers a certificate signed by an authorized director of such Obligor certifying that such Obligor reasonably believes that the judgment or order is covered by insurance and that the relevant insurer will pay such amounts in due course) and that in each case, it has not been discharged within thirty (30) days after its entry.

22.10	Unlawfulness and Invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)	Any Transaction Security ceases to be effective or fails to provide the Lenders with the priority intended to be granted thereby.

(c)	Any sharing of security or subordination created under the Finance Documents is or becomes unlawful.

(d)	Any material obligation of an Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

22.11	Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

22.12	Material adverse change

Any event or series of events or circumstances occurs which the Majority Lenders, judging in good faith, reasonably believe has or is reasonably likely to have a Material Adverse Effect and is not remedied to the satisfaction of the Facility Agent within thirty (30) days of the occurrence of such event or circumstance.

22.13	Auditor’s report

The auditors qualify their report to any audited financial statements of any member of the Asia-Pacific Group and that qualification is, in the opinion of the Lenders, reasonably likely to have a Material Adverse Effect.

22.14	Expropriation

The authority or ability of any Obligor to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, condemnation, restriction or other action by or on behalf of any governmental, regulatory or other authority or person in relation to any Obligor or any of their assets and such action has, in the reasonable opinion of the Lenders, a Material Adverse Effect and such curtailment is not remedied within twenty one (21) days of such seizure, expropriation, nationalisation, intervention, condemnation, restriction or other action.

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22.15	Cessation or change of business

There is any change in the business of any Obligor from that carried on at the Signing Date which is, in the opinion of the Lenders, reasonably likely to have a Material Adverse Effect.

22.16	Intercreditor Agreement

(a)	Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement save where such non-compliance (other than with respect to obligations affecting ranking or subordination of liabilities or security) would not be reasonably be expected to have a Material Adverse Effect; or

(b)	a representation or warranty given by a party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, are not remedied within ten (10) days of earlier of the Facility Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.

22.17	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Administrative Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents or under law (which are, in each case, available to be taken after or concurrently with the issuance of such notice).

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SECTION 8

CHANGES TO PARTIES

23.	CHANGES TO THE LENDERS

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

in either case, (i) to an Eligible Assignee without the consent of any person; or (ii) subject to consent of the Administrative Borrower, to any of its Affiliates (as this defined term is used in this Clause 23.1, taking into account the language in parenthesis in paragraph (b) of the definition of “Subsidiary”), (the “New Lender”), including, without limitation, rights and/or obligations with respect to one or more Borrowers.

23.2	Conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)	delivery of written notification of such assignment to the Administrative Borrower;

(ii)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have had if it was an Existing Lender;

(iii)	performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 23.4 (Procedure for transfer) is complied with.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents and such assignment or transfer is effective or changes its Facility Office; and

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(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (c) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(d)	Following the Syndication Closing Date, an assignment or transfer of part of a Lender’s participation must be in an amount greater than US$2,000,000 (or the Approved Currency Equivalent) (or if less, the remaining balance of the Existing Lender’s existing Commitment).

(e)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

23.3	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

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(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.4	Procedure for transfer

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security the Existing Lender shall be released from further obligations towards the Borrowers (and vice versa) under the Finance Documents and in

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respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Borrowers and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Borrower and the New Lender have assumed and/or acquired the same in place of that Borrower and the Existing Lender;

(iii)	the Facility Agent, the Security Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender” and a “Finance Party” for the purposes of the Finance Documents.

23.5	Procedure for assignment

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

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(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and a “Finance Party” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 23.5 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 23.4 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer).

23.6	Copy of Transfer Certificate or Assignment Agreement to Administrative Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Administrative Borrower a copy of that Transfer Certificate or Assignment Agreement.

23.7	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without notifying, consulting with, or obtaining consent from, any Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities,

Execution Version

except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or (other than upon enforcement by the beneficiary of such charge, assignment or security) substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by a Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.	CHANGES TO THE OBLIGORS

24.1	Assignments and transfer by Obligors

Without prior written consent of the Lenders, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2	New Primary Obligors

(a)	Any companies required to accede to this agreement in accordance with paragraph (d) of the definition of “Permitted Business Acquisition”, or Clause 21.7 (New Affiliates), shall do so in accordance with paragraph (c) below.

(b)	Without prejudice to paragraph (a) above, any Primary Obligor may request that any Subsidiary or Affiliate becomes a Primary Obligor (a “Voluntary Accession”), in which case it shall do so in accordance with paragraph (c) below.

(c)	A Subsidiary or Affiliate of a Borrower may only accede to this Agreement as a Primary Obligor (a “New Primary Obligor”) if:

(i)	the Administrative Borrower complies with the provisions of paragraphs (c) and (d) of Clause 19.9 (“Know your customer” checks) with respect to such proposed New Primary Obligor;

(ii)	with respect to a Voluntary Accession only, such proposed New Primary Obligor is incorporated in a Qualifying Jurisdiction;

(iii)	such proposed New Primary Obligor enters into Security Documents and grants Transaction Security in accordance with, and subject to, the Agreed Security Principles, and accedes to the Intercreditor Agreement in accordance with the terms thereof;

(iv)	the Administrative Borrower delivers to the Facility Agent a duly completed and executed Accession Letter with respect to such proposed New Primary Obligor;

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(v)	the Administrative Borrower confirms that no Default is continuing or would occur as a result of that Subsidiary or Affiliate becoming a Primary Obligor, and has provided a Compliance Certificate certifying compliance with the financial covenants in Clause 20.2 (Financial Covenants) for the most recent Test Period then ended on a Pro Forma Basis;

(vi)	the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 5 (Conditions precedent) in relation to such proposed New Primary Obligor; and each in form and substance satisfactory to the Facility Agent, and pursuant to which the assets of such proposed New Primary Obligor are added to and form part of the Secured Property; and

(vii)	the immediate Holding Company or Holding Companies of such proposed New Primary Obligor shall satisfy its obligations under Clause 21.28(a) (Further Assurance) with respect to the Shares of such New Primary Obligor.

(d)	The Facility Agent shall notify the Administrative Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 5 (Conditions precedent) including, without limitation, customary legal opinions in form and substance reasonably satisfactory to the Facility Agent in respect of the New Primary Obligor, its Obligations and any new Transaction Security.

24.3	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant proposed New Primary Obligor that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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SECTION 9

THE FINANCE PARTIES

25.	ROLE OF THE FACILITY AGENT AND THE ARRANGERS

25.1	Appointment of the Facility Agent

(a)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)	Without prejudice to Clause 23.6 (Copy of Transfer Certificate or Assignment Agreement to Administrative Borrower), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than itself, the Security Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

25.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

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25.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Facility Agent or the Arrangers as a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent nor the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group

The Facility Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6	Rights and discretions of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Administrative Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arrangers are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

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25.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)	The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or the Security Documents.

25.8	Responsibility for documentation

Neither the Facility Agent nor the Arrangers:

(a)	are responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arrangers, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)	are responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

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25.9	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause.

(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arrangers.

25.10	Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

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25.11	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong or Singapore as successor by giving notice to the other Finance Parties and the Administrative Borrower.

(b)	Alternatively the Facility Agent may resign by giving thirty (30) days’ notice to the other Finance Parties and the Administrative Borrower, in which case the Majority Lenders (after consultation with the Administrative Borrower) may appoint a successor Facility Agent.

(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Facility Agent (after consultation with the Administrative Borrower) may appoint a successor Facility Agent.

(d)	The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Administrative Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

25.12	Confidentiality

(a)	In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

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25.13	Relationship with the Lenders

(a)	The Facility Agent may treat each Lender as a Lender, entitled to payments under any Finance Documents and acting through its Facility Office unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

(c)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(iii) of Clause 30.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

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(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Secured Property, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Property.

25.15	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Administrative Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16	Facility Agent’s Management Time

Any amount payable to the Facility Agent under Clause 15.3 (Indemnity to the Facility Agent), Clause 17 (Costs and expenses) and Clause 25.10 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources in relation to duties undertaken which are of an exceptional nature or outside the scope of its normal activities (including any costs incurred under Clause 17.2 (Amendment Costs) and 17.3 (Enforcement Costs)) and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Administrative Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 12 (Fees).

25.17	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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25.18	Administrative Borrower as agent for the Primary Obligors

(a)	Each Primary Obligor, hereby irrevocably appoints Equinix Singapore as the borrowing agent and attorney-in-fact for each Primary Obligor which appointment shall remain in full force and effect unless and until the Facility Agent shall have received prior written notice signed by all of the Primary Obligors that such appointment has been revoked and that another Primary Obligor has been appointed as Administrative Borrower. Each Primary Obligor hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Facility Agent and receive from the Facility Agent all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Finance Documents (and any requirement under this Agreement or any other Finance Document to deliver notice to a Primary Obligor or the Primary Obligors shall be deemed satisfied if delivered to the Administrative Borrower) and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Finance Documents.

(b)	The Facility Agent and each Lender shall be entitled to rely conclusively on the Administrative Borrower’s authority to deliver on behalf of the Primary Obligors all documents, notices, requests or certificates required under or in connection with this Agreement until the Facility Agent receives written notice to the contrary in accordance with paragraph (a) above. The Primary Obligors hereby acknowledge and agree that the Facility Agent and each Lender may conclusively rely on any and all documents, notices, requests or certificates executed and delivered by the Administrative Borrower as if such notices, requests or certificates were executed and delivered by an authorized officer of the relevant Primary Obligor.

26.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments),

27.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3	Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

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27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5	Exceptions

(a)	This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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SECTION 10

ADMINISTRATION

28.	PAYMENT MECHANICS

28.1	Payments to the Facility Agent

(a)	On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, that Borrower or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

28.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to a Borrower) and Clause 28.5 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

28.3	Distributions to a Borrower

The Facility Agent may (with the consent of the Borrower or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Pro Rata Treatment

(a)	Each payment by a Borrower of interest in respect of any Loan shall be applied to the amounts of such obligations owing to the Lenders holding such Loan pro rata according to the respective amounts then due and owing to such Lenders.

(b)	Each payment by a Borrower on account of principal:

(i)	of an Australian Dollar Loan shall be allocated among the Australian Dollar Lenders pro rata based on the principal amount of such Australian Dollar Loan held by the Australian Dollar Lenders;

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(ii)	of a HK Dollar Loan shall be allocated among the HK Dollar Lenders pro rata based on the principal amount of such HK Dollar Loan held by the HK Dollar Lenders;

(iii)	of a Singapore Dollar Loan shall be allocated among the Singapore Dollar Lenders pro rata based on the principal amount of such Singapore Dollar Loan held by the Singapore Dollar Lenders; and

(iv)	of a Yen Loan shall be allocated among the Yen Lenders pro rata based on the principal amount of such Yen Loan held by the Yen Lenders.

(c)	Where a Borrower is obliged to make a payment pro rata in respect of Loans denominated in more than one currency, such pro rata payment shall be determined by reference to the US Dollar Equivalent of each of the relevant Loans.

28.5	Clawback

(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

28.6	Partial payments

(a)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the intended Loan in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent and the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment of any accrued interest, fee or commission due but unpaid under this Agreement or any other Finance Document, rateably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties;

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(iii)	thirdly, in or towards payment of any principal due but unpaid under this Agreement or any other Finance Document, rateably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties; and

(iv)	fourthly, in or towards payment of any other sum due but unpaid under the Finance Documents, rateably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties.

(b)	Paragraph (a) above will override any appropriation made by an Obligor.

28.7	No set-off by Borrowers

All payments to be made by a Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8	Borrower Default

Unless the Facility Agent shall have received notice from the Administrative Borrower prior to the date on which any payment is due to the Facility Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Facility Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Facility Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Facility Agent, at the rate determined by the Facility Agent in accordance with banking industry rules on interbank compensation.

28.9	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

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28.10	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the currency of account and payment for any sum due from an Obligor under any Finance Document is US Dollars.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the Approved Currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest and all fees (including the upfront fee under Clause 12.1 (Upfront fee) and Clause 12.2 (Commitment fee) shall be made in the Approved Currency in which the sum in respect of which the interest or fee is payable was denominated when that interest or fee was calculated.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

28.11	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Administrative Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Administrative Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

Execution Version

29.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.	NOTICES

30.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is as follows:

(i)	if to Equinix Australia, Equinix HK, Equinix Singapore, Equinix Pacific or Equinix Japan, to:

9 Temasek Boulevard #17-02

Suntec Tower Two Singapore 038989

Attention: General Counsel

Tel No.:    +65 6622 0100

Fax:          +65 6820 2005

with a copy to:

Equinix, Inc.

301 Velocity Way, 5th Floor

Foster City, California 94404

Attention: General Counsel

Fax:          +1 650 513 7913

(ii)	if to the Facility Agent, to it at:

The Royal Bank of Scotland N.V.

One George Street

Tower B 10/F

Singapore 049145

Attention: Jessica Goh, Chew Yann Leng, Agency Asia

Fax:          +65 65173426

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(iii)	if to DBS, to it at:

DBS Bank Ltd.

6 Shenton Way, #38-00

DBS Building Tower One

Singapore 068809

Attention:    Boey Yin Chong/Marcus Poon

Fax:             +65 63236353

(iv)	if to ING, to it at:

ING Bank N.V., Singapore Branch

9 Raffles Place #19-02

Republic Plaza

Singapore 048619

Attention:    Krishna Suryanarayanan/Edward Lim

Fax:             +65 6535 1195

(v)	if to RBS, to it at:

The Royal Bank of Scotland N.V.

Global Banking & Markets

29/F, AIA Central, 1 Connaught Road Central

Hong Kong

Attention:    Shallu Arora/Josephine Chan

Fax:             +852 3961 3048/ +852 3961 3149

(vi)	if to GE, to it at:

GE Commercial Finance (Hong Kong) Ltd.

18/F The Lee Gardens

33 Hysan Avenue

Attention:    Boyce Tsui, Operations Manager

                     Foster Lee, Associate Director

Fax:             +852 2100 6773

(vii)	in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five (5) Business Days’ notice.

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30.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by the Facility Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s or Security Agent’s signature below (or any substitute department or officer as the Facility Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent.

(d)	Any communication or document made or delivered to an Obligor in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

30.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) and/or clause 18.4 (Addresses) of the Intercreditor Agreement, or changing its own address or fax number, the Facility Agent shall notify the other Parties hereto and all other parties to the Intercreditor Agreement, from time to time.

30.5	Electronic communication

(a)	Any communication to be made between the Facility Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Security Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

Execution Version

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Facility Agent or the Security Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(c)	Each of the Obligors agrees that communications between the Parties may involve the use of e-mail or other electronic means of communication. Such electronic communications are not secure or virus or error free and could be intercepted, corrupted, lost, destroyed or arrive late, and none of the Finance Parties or any of their Affiliates will be liable to any Obligor for any of these occurrences. The Finance Parties and their Affiliates may monitor, record and retain communications between themselves and the Obligors.

30.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.	CALCULATIONS AND CERTIFICATES

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

Execution Version

31.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.	AMENDMENTS AND WAIVERS

34.1	Required consents

(a)	Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligor(s) party to such Finance Document and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.2	Exceptions

(a)	An amendment or waiver of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

Execution Version

(iii)	a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)	an increase in or an extension of any Commitment;

(vi)	a change to the Obligors;

(vii)	the change in nature or scope, or release of the US Guarantee or any Transaction Security;

(viii)	the order of priority or subordination under the applicable Finance Documents or the order in which the proceeds of enforcement of the Security created under the Security Documents are distributed (except insofar as it relates to a sale or disposal of an asset which is the subject of the Security created under the Security Documents where such sale, or disposal is expressly permitted under this Agreement or any other Finance Document);

(ix)	any provision which expressly requires the consent of all the Lenders; or

(x)	Clause 2.2 (Obligations and Representations), Clause 23 (Changes to the Lenders) or this Clause 34,

shall not be made without the prior consent of (A) all the Lenders and (B) with respect to sub-paragraphs (vii) and (viii) above only, the Qualifying Hedge Counterparties (if any).

(b)	An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Security Agent, a Qualifying Hedge Counterparty or the Arrangers (each in their capacity as such) may not be effected without the consent of the Facility Agent, the Security Agent, such Qualifying Hedge Counterparty or, as the case may be, the Arrangers.

35.	CONFIDENTIALITY

35.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

Execution Version

35.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates (as this defined term is used in this Clause 35, taking into account the language in parenthesis in paragraph (b) of the definition of “Subsidiary”) and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Borrowers and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 25.13 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

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(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.7 (Security over Lenders’ rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Borrowers;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations

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in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Obligors and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information;

(e)	to any investor or potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of a Lender’s rights or obligations under the Finance Documents, the size and term of the Facilities and the identity of each of the Obligors; and

(f)	following launch of general syndication, in any advertisements, customer pitches or marketing materials, in the form of customary tombstones and/or deal briefs (which may include any Obligor’s logo) in respect of the Facilities.

35.3	Entire agreement

This Clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

Execution Version

35.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Obligors:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 35.2 (Disclosure of Confidential Information) to the extent legally permissible except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35.

35.6	Continuing obligations

The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) Months from the earlier of:

(a)	the date on which all amounts payable by the Borrowers under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

35.7	Singapore Banking Act

Notwithstanding the foregoing provisions of this Clause 35, each Singapore Dollar Borrower hereby irrevocably and unconditionally consents and authorises each Finance Party to furnish, disclose, divulge and reveal any and all information in relation to such Singapore Dollar Borrower, its personal particulars and all other information relating to its account, credit standing, financial position and all other information of whatsoever nature pertaining to such Singapore Dollar Borrower, including any customer information (as defined in the Banking Act, Chapter 19 of the laws of Singapore (the “Act”)) relating to such Singapore Dollar Borrower as any Finance Party shall consider appropriate to:

(a)	any of the Finance Parties’ servants, agents for the purposes of inter alia, credit appraisal, review by and/or reporting to that Finance Party’s head office, regional office or any of its branches, subsidiaries and affiliated companies; or

(b)	any person to whom disclosure is permitted or required by law; or

(c)	any person to whom a Lender assigns or transfers (or may potentially assign or transfer) all or part of its rights and/or obligations under this agreement; or

Execution Version

(d)	any surety or any governmental or regulatory authorities or law wherever situated for any purpose whatsoever.

It is hereby agreed that each Finance Party and any of the Finance Parties’ officers may disclose the foregoing information to the fullest extent permitted by the Act or any other statutory provision or law.

36.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Execution Version

SECTION 11

GOVERNING LAW AND ENFORCEMENT

37.	GOVERNING LAW

This Agreement, and any non-contractual obligations arising out of or in connection with it, are governed by English law.

38.	ENFORCEMENT

38.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 38.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Primary Obligor:

(a)	irrevocably appoints Walkers of 6, Gracechurch Street, London EC3V 0AT, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Administrative Borrower of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Execution Version

EXECUTION PAGES

Executed in accordance with section 127 Of the Corporations Act 2001 by

EQUINIX AUSTRALIA PTY. LIMITED

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

EQUINIX HONG KONG LIMITED

By:	/s/
Name:
Title:

EQUINIX SINGAPORE PTE. LTD.

By:	/s/
Name:
Title:

EQUINIX PACIFIC PTE. LTD.

By:	/s/
Name:
Title:

Execution Version

EQUINIX JAPAN K.K.

By:	/s/
Name:
Title:

THE ROYAL BANK OF SCOTLAND N.V., as Facility Agent

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

DBS BANK LTD., as Joint Mandated Lead Arranger and Joint Mandated Bookrunner

By:	/s/
Name:
Title:

ING BANK N.V., SINGAPORE BRANCH as Joint Mandated Lead Arranger and Joint Mandated Bookrunner

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

Execution Version

THE ROYAL BANK OF SCOTLAND N.V., as Joint Mandated Lead Arranger and Joint Mandated Bookrunner

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

GE COMMERCIAL FINANCE (HONG KONG) LTD., as Joint Mandated Lead Arranger and Joint Mandated Bookrunner

By:	/s/
Name:
Title:

Execution Version

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED SINGAPORE BRANCH, as Joint Mandated Lead Arranger and Joint Mandated Bookrunner

By:	/s/
Name:
Title:

HSBC BANK USA, N.A., as Joint Mandated Lead Arranger and Joint Mandated Bookrunner

By:	/s/
Name:
Title:

OVERSEA-CHINESE BANKING CORPORATION LIMITED, as Joint Mandated Lead Arranger

By:	/s/
Name:
Title:

CITIBANK N.A., SINGAPORE, as Lead Arranger

By:	/s/
Name:
Title:

Execution Version

COMMERZBANK AKTIENGESELLSCHAFT, SINGAPORE BRANCH, as Lead Arranger

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

INDIAN BANK, as Lead Arranger

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

DBS BANK LTD., as a Lender

By:	/s/
Name:
Title:

DBS BANK LTD., TOKYO BRANCH as a Lender

By:	/s/
Name:
Title:

Execution Version

ING BANK N.V., HONG KONG BRANCH as a Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

ING BANK N.V., SINGAPORE BRANCH as a Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

ING BANK N.V., TOKYO BRANCH as a Lender

By:	/s/
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/
Name:
Title:

Execution Version

THE ROYAL BANK OF SCOTLAND N.V., Hong Kong Branch as a Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

THE ROYAL BANK OF SCOTLAND N.V., Singapore Branch as a Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

Execution Version

GE CAPITAL FINANCE PTY LTD (as trustee for GE Capital Commercial Real Estate Financing & Services (Australia) Unit Trust), as a Lender

By:	/s/
Name:
Title:

GE COMMERCIAL FINANCE (HONG KONG) LTD, as a Lender

By:	/s/
Name:
Title:

GE CAPITAL SERVICES PTE LTD, as a Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

GE CAPITAL ASSET FINANCE CORPORATION, as a Lender

By:	/s/
Name:
Title:

Execution Version

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED SINGAPORE BRANCH, as a Lender

By:	/s/
Name:
Title:

HSBC BANK USA, N.A., as a Lender

By:	/s/
Name:
Title:

OVERSEA-CHINESE BANKING CORPORATION LIMITED, as a Lender

By:	/s/
Name:
Title:

CITIBANK N.A., SINGAPORE, as a Lender

By:	/s/
Name:
Title:

COMMERZBANK AKTIENGESELLSCHAFT, SINGAPORE BRANCH, as a Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

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INDIAN BANK, as a Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title: